UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNITED COMMUNITY BANKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

United Community Banks, Inc.

2022 Proxy Statement

United
UNITED COMMUNITY BANKS, INC.®

Letter to our Shareholders April 6, 2022 Dear Fellow Shareholders:

We will hold the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) of United Community Banks, Inc. at 3:00 P.M. Eastern time on Wednesday, May 18, 2022. Due to the continuing potential public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and shareholders, the 2022 Annual Meeting will again this year be held in a virtual meeting format only. You will not be able to attend the 2022 Annual Meeting physically.

As in prior years, we have again elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. The accompanying Notice of 2022 Annual Meeting of Shareholders and Proxy Statement describes the matters to be acted upon and is available at www.proxyvote.com and at our corporate website www.ucbi.com. The Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2021 are also available at those websites.

It is important that your shares be represented at the 2022 Annual Meeting. To be admitted to the 2022 Annual Meeting at www.virtualshareholdermeeting.com/UCBI2022, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the 2022 Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the 2022 Annual Meeting. However, even if you anticipate participating in the virtual meeting, we urge you to please vote your proxy either by mail, telephone or over the Internet in advance of the 2022 Annual Meeting to ensure that your shares will be represented.

I look forward to updating you on developments in our business at the 2022 Annual Meeting.

Sincerely,

H. LYNN HARTON

Chairman, President and Chief Executive Officer

2  WEST  WASHINGTON  STREET,  SUITE  700   |   GREENVILLE,  SOUTH  CAROLINA  29601

Notice of Virtual Annual Meeting of Shareholders

Date and Time:	May 18, 2022
3:00 P.M. Eastern Time

Place:	There will be no physical location for shareholders to attend.
Shareholders may only participate online by logging in virtually at ww.virtualshareholdermeeting.com/ucbi2022.

Items of Business:	1.	To elect the eleven nominees listed in the accompanying Proxy Statement to our Board of Directors
	2.	To approve the United Community Banks, Inc. 2022 Omnibus Equity Plan
	3.	To approve, on an advisory basis, the compensation paid to our Named Executive Officers
	4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022
	5.	To transact such other business as may properly be presented at the 2022 Annual Meeting of Shareholders or any adjournment thereof

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on March 21, 2022.

Voting by Proxy:	You may vote your shares by Internet or telephone as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also complete, sign and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.

Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2022: The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Shareholder Meeting to be held on May 18, 2022. It is expected that this Proxy Statement and related materials will first be provided to shareholders on or about April 6, 2022. A copy of this Notice of Virtual Annual Meeting of Shareholders of United Community Banks, Inc. and Proxy Statement is available at: www.virtualshareholdermeeting.com/ucbi2022. Also available at this website is our 2021 Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2021.

By order of the Board of Directors

Melinda Davis Lux

General Counsel and Corporate Secretary

Greenville, South Carolina

April 6, 2022

Proxy Statement

Summary

The 2022 Annual Meeting of Shareholders of United Community Banks, Inc. (the “2022 Annual Meeting”) will be held exclusively online via the Internet at 3:00 P.M. Eastern time on Wednesday, May 18, 2022.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission encourages companies to use “plain English,” and we always try to communicate with you clearly and effectively. We will refer to United Community Banks, Inc. throughout as “we,” “us,” the “Company” or “United.” Additionally, unless otherwise noted or required by context, “2022,”“2021,”“2020” and “2019” refer to our fiscal years ended or ending December 31, 2022, 2021, 2020 and 2019, respectively.

Proxy Materials

We plan to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders instead of paper copies of our “Proxy Materials” (the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement, our 2021 Annual Report to Shareholders, our Annual Report on Form 10-K for the year ended December 31, 2021 and the Proxy Card or voting instruction form). The Notice, which is expected to be mailed to shareholders on or about April 6, 2022, contains instructions on how to access our Proxy Materials on the Internet or how to request paper or email copies of the Proxy Materials.

Proposals for Your Vote at the 2022 Annual Meeting

	Proposal	Board Voting Recommendation	Page
1.	Electing Directors	“FOR” each nominee	2
2.	Approving Our 2022 Omnibus Equity Plan	“FOR”	22
3.	Approving Our Executive Compensation (“Say-on-Pay” Proposal)	“FOR”	30
4.	Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2022	“FOR”	59

Voting Your Shares

It is important that your shares be represented at the 2022 Annual Meeting. We urge you to please vote your proxy in advance of the 2022 Annual Meeting to ensure that your shares will be represented either:

•	By Internet: Access www.proxyvote.com (you will need the control number from your Notice); or

•	By Telephone: Call the toll-free number specified after accessing the Proxy Materials on www.proxyvote.com or on the Proxy Card that you receive if you requested printed copies of the Proxy Materials; or

•	By Mail: Request paper copies of the Proxy Materials which will include a Proxy Card that includes instructions for voting by mail.

You may also vote during the 2022 Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the 2022 Annual Meeting. However, even if you anticipate participating in the virtual meeting, we urge you to please vote your proxy either by Internet, telephone or mail in advance of the Annual Meeting to ensure that your shares will be represented.

If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program that offers various voting options.

Participating in the Virtual 2022 Annual Meeting

To be admitted to the 2022 Annual Meeting at www. virtualshareholdermeeting.com/UCBI2022, you must enter the control number found on your Notice, Proxy Card or voting instruction form that you receive.

Additional Information

See Solicitation, Meeting and Voting Information on page 61 for additional information about our Proxy Materials, proposals for your vote at the 2022 Annual Meeting, voting your shares and participating in the virtual 2022 Annual Meeting.

Proposal 1: Election of Directors

The Board of Directors (the “Board”) has nominated 11 directors, who, if elected by shareholders at the 2022 Annual Meeting, will be expected to serve until next year’s annual meeting and until their respective successors are elected and qualified. All nominees currently serve as directors on our Board. Other than Jennifer M. Bazante , who was appointed to our Board in September 2021, all nominees were elected by you at our 2021 Annual Meeting of Shareholders. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our 2022 Annual Meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Nominee	Age	Principal Occupation	Director Since	Independent	Other Public Boards	Committee Membership (C= Chair)
Jennifer M. Bazante	57	Chief Marketing Officer, Humana	2021	Yes	None	None
Robert H. Blalock	74	Former Chief Executive Officer, Blalock Insurance Agency, Inc.	2000	Yes	None	Audit Risk
James P. Clements	58	President, Clemson University	2020	Yes	None	Nominating and Corporate Governance Talent and Compensation
Kenneth L. Daniels	70	Former Chief Credit Risk & Policy Officer, Sr. Risk Advisor, BB&T	2015	Yes	None	Audit Executive Risk ( C ) Talent and Compensation
Lance F. Drummond	67	Former Executive Vice President of Operations and Technology, TD Canada Trust	2018	Yes	1	Executive Nominating and Corporate Governance ( C ) Risk Talent and Compensation
H. Lynn Harton	60	Chairman, President and Chief Executive Officer, United Community Banks, Inc.	2015	No	None	Executive ( C )
Jennifer K. Mann	51	Executive Vice President of Human Resources, SAS	2018	Yes	None	Executive Talent and Compensation ( C )
Thomas A. Richlovsky	70	Former Executive Vice President, PNC Financial Services Group	2012	Yes	None	Lead Director Audit Executive Nominating and Corporate Governance Risk
David C. Shaver	72	Chief Executive Officer, Cost Segregation Advisors, LLC	2016	Yes	None	Audit ( C ) Executive Talent and Compensation
Tim R. Wallis	70	President, Wallis Printing	1999	Yes	None	Audit
Ambassador David H. Wilkins	75	Former US Ambassador to Canada; Former Speaker, SC House of Representatives; Partner, Nelson Mullins Riley & Scarborough	2016	Yes	None	Risk

Overall Board Composition and Size

Our Board’s current composition has resulted from a thoughtful process of:
Our Bylaws provide that the number of directors on the Board may range from eight to fourteen. The Board’s current size is 11 directors and may fluctuate in the future as the Board recruits new directors.	Analyzing the effectiveness of our Board

Identifying the qualifications and experience that we believe should be represented on our Board in light of our industry, business strategy, and risk appetite

Considering the diversity of viewpoints, professional experience, education, qualifications, and skills that each of our Board members bring to the Board

Recognizing that the strength of our Board is driven by the collective qualifications and skills of our Board members combined with engaged and open dialogue

Identifying and Evaluating Director Candidates

Our Board regularly reviews and evaluates its composition. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination using a director selection process. The Board, in coordination with the Nominating and Corporate Governance Committee, also considers Board leadership succession planning and committee membership.

The Nominating and Corporate Governance Committee uses a variety of methods to identify potential director candidates, including recommendations that it receives from:

•	Directors

•	Shareholders

•	Management and contacts in the communities we serve

•	Third-party search firms

From time to time, the Nominating and Corporate Governance Committee retains a third-party search firm to assist in identifying potential Board candidates who meet our qualification and experience requirements and, for any such candidate identified by the search firm, to compile and evaluate information regarding the candidate’s qualifications, experience, and education. In 2021, the Nominating and Corporate Governance Committee utilized the services of a third-party search firm.

When considering a candidate for membership on the Board, the Nominating and Corporate Governance Committee assesses a candidate’s independence, qualifications, skills, and experience, as compared to the areas of qualifications, skills, and experience that the Board has identified as important to be reflected on the Board. The Nominating and Corporate Governance Committee also evaluates the collective contribution of qualifications, skills, and experience of Board nominees. The goal of that evaluation is to ensure that the Board, as a whole, possesses the necessary qualifications, skills, and experience relevant to the Company for effective oversight.

Although the Nominating and Corporate Governance Committee does not have a specific policy governing diversity, it considers, in identifying nominees for director, a nominee’s professional experience, education, qualifications, and skills with a view towards having a diversity of viewpoints in the broadest sense being represented on the Board. These considerations include, without limitation, the individual’s interest in United, independence, integrity, reputation, business experience, education, accounting and financial expertise, age, race, ethnicity, gender, civic and community relationships and knowledge and experience in matters impacting financial institutions.

With respect to incumbent directors considered for re-election, the Nominating and Corporate Governance Committee also assesses each director’s performance, contribution, level of engagement, and meeting attendance record. In addition, the Nominating and Corporate Governance Committee determines whether nominees are in a position to devote an adequate amount of time to the effective performance of director duties.

Board Qualifications and Experience

Our Board has identified that directors should posses the following core attributes:

Character and Integrity:	Record of Achievement:	Relevant Professional or Business Experience:	Cooperative Approach:

Must be an individual who exhibits integrity and informed judgment	Commitment to excellence, demonstrated by professional achievements and leadership experience	Understands the Company’s business or other related industries	Ability to work constructively in a collegial manner and willingness and ability to candidly consult with and advise management

Additional Qualifications and Experience Important to Our Business and Strategy

The Nominating and Corporate Governance Committee and our Board desire that our Board as a whole possess a balance of qualifications and experience that are relevant to our business and strategy. In addition to the threshold qualifications required for Board service, the following are additional qualifications and experience that the Nominating and Corporate Governance Committee and Board has identified as desirable on our Board.

Executive Management “C-Suite” experience; leadership experience as a division president or functional leader within a complex organization	Human Resources/Compensation Experience managing a human resources function; experience with executive compensation and broad-based incentive planning
Strategic Planning/Oversight Experience developing and implementing operating plans and business strategy	Technology/Cybersecurity Experience implementing technology strategies and innovation and managing and mitigating cybersecurity risks
Financial/Accounting
Meets qualified Securities and Exchange Commission (“SEC”) financial expert definition and possesses significant financial expertise with knowledge of financial reporting and experience with financial disclosure requirements and internal controls	Banking Industry Experience Experience in the banking and/or financial services industry
Corporate Finance/Capital Management Experience with corporate finance, capital allocation, and debt and capital market transactions	Retail Industry and/or Marketing Experience Experience with retail industry, transformation to digital platforms, branding major corporations, use of digital marketing strategies
Risk Management Experience overseeing complex risk management matters	Mergers and Acquisitions Leadership experience with M&A transactions
Regulatory/Political Experience with governmental relations, regulatory environment, and/or working with regulators; experience as a politician or lobbyist	Corporate Social Responsibility
Demonstrates understanding of issues related to corporate social responsibility, sustainability, and environmental stewardship; informed on emerging issues potentially affecting the reputation of the business
Corporate Governance Demonstrates understanding of current corporate governance standards and best practices in public companies

Board Qualifications and Experience Matrix

The following chart reflects areas of qualifications and experience that our Board views as important when evaluating director nominees, as well as Board tenure and diversity information. Additional information on the business experience and other qualifications of each of our director nominees is included under Director Nominees for Election. Each director also contributes other important experience, skills, viewpoints, and personal attributes to our Board that are not reflected in the chart below.

Knowledge, Skills and Experience	Bazante	Blalock	Clements	Daniels	Drummond	Harton	Mann	Richlovsky	Shaver	Wallis	Wilkins
Executive Management “C-Suite” experience; leadership experience as a division president or functional leader within a complex organization	x	x	x	x	x	x	x	x	x	x	x
Strategic Planning/Oversight Experience developing and implementing operating plans and business strategy	x	x	x	x	x	x	x	x	x	x	x

Financial/Accounting

Meets qualified SEC financial expert definition and possesses significant financial expertise with knowledge of financial reporting and experience with financial disclosure requirements and internal controls

								x	x
Corporate Finance/Capital Management Experience with corporate finance, capital allocation, and debt and capital market transactions		x						x	x
Risk Management Experience overseeing complex risk management matters		x		x	x	x			x		x
Regulatory/Political Experience with governmental relations, regulatory environment, and/or working with regulators; experience as a politician or lobbyist		x	x	x	x	x		x			x
Corporate Governance Demonstrates understanding of current corporate governance standards and best practices in public companies		x	x	x	x	x		x	x		x
Human Resources/Compensation Experience managing a human resources function; experience with executive compensation and broad-based incentive planning					x		x
Technology/Cybersecurity Experience implementing technology strategies and innovation and managing and mitigating cybersecurity risks			x		x				x
Banking Industry Experience Experience in the banking and/or financial services industry	x	x		x	x	x		x
Retail Industry and/or Marketing Experience Experience with retail industry, transformation to digital platforms, branding major corporations, use of digital marketing strategies	x				x	x	x		x
Mergers and Acquisitions Leadership experience with M&A transactions	x	x		x	x	x	x	x	x

Corporate Social Responsibility

Demonstrates understanding of issues related to corporate social responsibility, sustainability, and environmental stewardship; informed on emerging issues potentially affecting the reputation of the business

	x		x		x	x	x	x	x		x
Tenure (Years)	<1	21	1	6	3	6	3	9	5	22	5
Demographics
Race/Ethnicity
African American					x
White/Caucasian	x	x	x	x		x	x	x	x	x	x
Gender
Male		x	x	x	x	x		x	x	x	x
Female	x						x
Location
Florida	x
Georgia		x							x	x
North Carolina				x	x		x
South Carolina			x			x					x
Tennessee
Other								x

Director Nominees for Election

Below is information about each of our Board’s nominees, including their age, the year in which they first became a director of our Company, their business experience for at least the past five years, and other information that led to the conclusion by our Board that each nominee should serve as a director of our Company. There are no family relationships between any director, executive officer, or nominee for director of United.

Jennifer M. Bazante

Age: 57 | Director since: 2021

Ms. Bazante has a depth of experience leading world-class marketing organizations. She brings extensive knowledge to our Board as a marketing executive, with insights into brand recognition, customer experience, and digital transformation. Ms. Bazante also contributes extensive knowledge in the areas of leadership, strategic planning, and project management which, together with her deep marketing expertise, is highly valuable to our Board.

Career Highlights

Ms. Bazante joined Humana in 2014 and was named Chief Marketing Officer in 2019. Prior to Humana, Ms. Bazante held several roles with Visa, Inc., including Head of Merchant Marketing and Head of Global Brand and Product Marketing, as well as marketing roles with Visa International and Colgate-Palmolive Company.

Education

Ms. Bazante receive her master’s in business administration from the Darla Moore School of Business at the University of South Carolina and a bachelor’s degree from Florida State University.

Robert H. Blalock

Age: 74 | Director since: 2000 | Committees: Audit, Risk

Mr. Blalock’s extensive knowledge and business experience, as well as involvement in our banking communities, provide critical insight to our Board. His experience and leadership of a small business in the Clayton, Georgia community provides a much-needed perspective into a business community that is representative of a large portion of United’s service area. As a past member of the board of directors of First Clayton Bank and Trust, Mr. Blalock brings not only a rich history of banking leadership but a perspective of the bank acquisition process.

Career Highlights

Mr. Blalock served as Chief Executive Officer of Blalock Insurance Agency, Inc. in Clayton, Georgia, from 1974 to 2021. He served as an organizing director of First Clayton Bank and Trust when the bank was formed in 1988. He was a member of the board of directors and served on the Compensation and Audit Committees for First Clayton Bank and Trust, which was acquired by United in 1997, and was past Chairman of the board of directors. Mr. Blalock remains on the community bank board of United Community Bank — Clayton (the former First Clayton Bank and Trust).

Mr. Blalock served as an Infantry Officer in the United States Army. He served a tour of duty in Vietnam with the 101 Airborne Division. He was a member of the Rotary Club of Clayton board of directors from 1974 to 1991 and served as the club’s Vice President.

Education

Mr. Blalock is a graduate of University of Georgia.

James P. Clements

Age: 58 | Director since: 2020 | Committees: Nominating and Corporate Governance, Talent and Compensation

Dr. Clements’ experience as President of two universities makes him uniquely skilled with deep knowledge regarding operation of a complex organization and consideration of different stakeholder groups. In addition to his leadership in higher education, Dr. Clements has extensive knowledge in the field of information technology. Dr. Clements brings extensive knowledge in the areas of leadership, strategic planning, project management, computer science, and information technology to the Board.

Career Highlights

Dr. Clements became Clemson University’s 15th president on December 31, 2013. Before he came to Clemson, Dr. Clements served as the president of West Virginia University for nearly five years. Prior to his service at West Virginia University, Dr. Clements served as provost and vice president for academic affairs, vice president for Economic Development & Community Outreach and the Robert W. Deutsch Distinguished Professor of Information Technology at Towson University, the second largest university in the University System of Maryland.

Dr. Clements is a nationally recognized leader in higher education. He is a member of the Board of the American Council on Education, where he also served as chair of the ACE Commission on Leadership. In addition, he served on the executive committee of the APLU’s Commission on Innovation, Competitiveness and Economic Prosperity.

Dr. Clements was the only university president selected for the 15-member Innovation Advisory Board to the U.S. Department of Commerce. He also served as the co-chair of the National Advisory Committee for Innovation and Entrepreneurship 2.0, again serving as the only university president. He was nominated for, and participated in, the 81st Joint Civilian Orientation Conference through the U.S. Department of Defense where he was one of only a few dozen people selected in the country. Dr. Clements serves on the Executive Committee for the Council on Competitiveness and on the Executive Committee of the Board for the Business Higher Education Forum.

Dr. Clements has published and presented more than 75 papers in the fields of higher education, leadership, strategic planning, project management, computer science and information technology. He also served as principal investigator or co-investigator on more than $15 million in research grants.

Education

Dr. Clements holds a Bachelor of Science degree in computer science as well as a master’s degree and Ph.D. in operations analysis from the University of Maryland-Baltimore County. Dr. Clements also holds an M.S. degree in computer science from Johns Hopkins University’s Whiting School of Engineering and was awarded an honorary degree as doctor of public education from his alma mater, UMBC.

Kenneth L. Daniels

Age: 70 | Director since: 2015 | Committees: Audit, Risk (Chair), Talent and Compensation, Executive

Mr. Daniel’s 38 years as a banking leader and risk professional with extensive experience in loan portfolio management, regulatory requirements, policy development and data integrity provides the Board of Directors with a depth of banking and risk expertise and offers the perspective of a large regional banking institution to the Board.

Career Highlights

Mr. Daniels began his career at First Union National Bank (now Wells Fargo) where he served as a Senior Commercial Loan Officer and Commercial Financial Analyst. In 1983, he joined BB&T and led various credit and risk management functions as the company grew from $2 billion to $187 billion in assets. In 2003, he was promoted to Chief Credit Risk and Policy Officer and later to Senior Risk Advisor, a position he held until his retirement in 2014.

Mr. Daniels is past President and Chair of both the Carolinas/Virginia Chapter and the Eastern North Carolina Chapter of the Risk Management Association (“RMA”). During his career, he served on the RMA’s National Agricultural Lending Council, the National Credit Risk Council, the Allowance for Loan and Lease Losses Roundtable and the Commercial Risk Grading Roundtable.

Education

Mr. Daniels graduated from the RMA/Wharton Advanced Risk Management Program at The Wharton School of Business and also earned an M.B.A. degree at East Carolina University and a bachelor’s degree at the University of North Carolina, Chapel Hill.

Lance F. Drummond

Age: 67 | Director since: 2018 | Committees: Nominating and Corporate Governance (Chair), Risk, Talent and Compensation, Executive

Mr. Drummond brings to the Board of Directors 40 years of business experience as an executive level business leader with multi-industry and international experience. He specializes in business transforming strategy development and execution and organizational change for business-to-business and business-to-consumer Fortune 500 companies, with demonstrated success in manufacturing, technology and financial services industries.

Career Highlights

Mr. Drummond began his career in 1976 at Eastman Kodak, where he held several senior management positions including Divisional Vice President and General Manager Dental Products, Divisional Vice President and Regional General Manager Professional Products — Latin American region, Corporate Vice President and Chief Operating Officer Professional Products Division. In 2002, Mr. Drummond joined Bank of America as the Service and Fulfillment Operations executive for Global Technology and Operations. In this role, he led more than 19,000 associates who provided end-to-end operations support to 55 million consumer households, 2 million small business relationships, 200,000 commercial clients, 6,100 banking centers and 18,000 ATMs. In 2007, Mr. Drummond became Bank of America’s Global Consumer and Small Business Banking eCommerce/ATM executive. From 2009 to 2011, Mr. Drummond served as the Executive Vice President of Human Resources and Shared Services at Fiserv, Inc. In this role, he led the human resources function for Fiserv’s 20,000 employees. Additionally, he oversaw many of the company’s shared services, including Fiserv Global Services’ 2,800 employees, located in India and Costa Rica. In 2011, Mr. Drummond accepted the position of Executive Vice President of Operations and Technology at TD Canada Trust and served in this capacity until he retired in January 2015. In his role at TD Canada Trust, he led a team of associates who delivered personal and small business loan underwriting, funding, discharges, deposit operations, fraud management, collections, digitization and image transformation, service quality (Lean Six Sigma) and project management office services for Canadian Banking including retail, business and wealth.

Mr. Drummond is an independent director on the board of directors of the Federal Home Loan Mortgage Corporation (commonly referred to as “Freddie Mac”) where he serves on the Audit Committee and Nominations and Governance Committee and is chair of the Technology Working Group. He is a member of the Public Board of Governors of the Financial Industry Regulatory Authority (FINRA). He is also board member of CurAegis Technologies Inc., where he serves on the Audit Committee, and a board member of AvidXchange, Inc., a publicly traded company that provides accounts payable automation software.

Mr. Drummond received the MIT Sloan Fellowship in 1994 and the Aspen Institute’s Henry Crown Fellowship in 1998. Mr. Drummond is the founder of Dreamseeds — a children’s performing arts program at YMCA of Greater Rochester. He was recipient of the Rochester Area Community Foundation Award in 2000 and Rochester Mayor Unsung Heroes Award in 2001. He also received the University of Rochester Simon Business School Distinguished Alumnus Award in 2005 and Charlotte American Diabetes Association Father of the Year in 2005.

Education

Mr. Drummond earned his bachelor’s degree in Business Management from Boston University, MBA from the Simon Business School at the University of Rochester, and MS degree in Management Science from MIT.

H. Lynn Harton

Age: 60 | Director since: 2015 | Committees: Executive (Chair)

With more than 30 years of experience in the banking industry, Mr. Harton has extensive experience with respect to lending, risk management, credit administration and virtually all other aspects of United’s business.

Career Highlights

Mr. Harton serves as Chairman of the Board, President and Chief Executive Officer of United and as Chairman of the Board and Chief Executive Officer of the Bank. Mr. Harton joined United in 2012 as Chief Operating Officer. In 2015, he was named President and elected to the Board of both United and the Bank. Mr. Harton was named Chief Executive Officer of the Bank in 2017 and was named Chief Executive Officer of United in 2018. Mr. Harton was named Chairman of the Board of both United and the Bank in 2019. Mr. Harton served as President of the Bank until 2021.

Prior to joining United, Mr. Harton served as the Executive Vice President and Head of Commercial Banking-South of Toronto-Dominion Bank (“TD Bank”) from 2010 to 2012. From 2009 to 2010, Mr. Harton served as President and Chief Executive Officer of The South Financial Group (“TSFG”), and from 2007 to 2009 he served as TSFG’s Chief Risk and Chief Credit Officer. During his time at TSFG, Mr. Harton raised capital to support TSFG during the financial crisis, negotiated the sale of the company to TD Bank, and, post-sale, led the successful integration of TSFG into TD Bank. Prior to joining TSFG, Mr. Harton served from 2003 to 2007 as the Chief Credit Officer of Regions Financial Corporation and Union Planters Corporation. He also had previously held various executive positions at BB&T from 1983 to 2003.

Mr. Harton is a past member of both the RMA National Community Bank Council and the RMA Board of Directors. He also has served on a number of additional financial boards and committees throughout his career, including the Palmetto Business Forum, RMA National Credit Risk Council, CBA National Small Business Banking Committee, and the Equifax Small Business Financial Exchange.

Education

Mr. Harton earned his bachelor’s degree from Wake Forest University and has participated in various executive programs at Duke University, Wharton, Columbia, Northwestern, University of North Carolina and University of South Carolina.

Jennifer K. Mann

Age: 51 | Director since: 2018 | Committees: Talent and Compensation (Chair), Executive

Ms. Mann provides a wealth of human resources experience to the Board of Directors. Her leadership in human resources demonstrates her vision and strong management skills and offers extensive human resources insight to the Board.

Career Highlights

Ms. Mann has been employed with SAS since 1998 and currently serves as Executive Vice President of Human Resources, where she is responsible for developing and guiding SAS’ human resources vision and articulating the organization’s strategy to help acquire, develop, reward and retain the best talent. Ms. Mann leads a global human resources organization that acts as a steward of the SAS culture and engages a global workforce of over 13,000 with diverse talents and skills. SAS has been ranked on the FORTUNE 100 Best Companies to Work For® list since the list’s inception. This recognition includes multiple number one rankings in the US, as well as the World’s Best Multinational Workplaces from Great Place to Work®, garnering accolades for SAS across the globe for its workplace culture and commitment to innovation. Her workplace culture insights have been shared in The Wall Street Journal, US World News and Report, CBS MoneyWatch.com, CBS Sunday Morning, CNN and The GREAT Workplace by Michael Burchell and Jennifer Robin. Ms. Mann was selected as a 2014 finalist for Chief Human Resources Officer of the Year by HRO Magazine. Prior to joining SAS, Ms. Mann held human resources leadership roles in industries such as high-tech manufacturing, healthcare and academia.

Ms. Mann serves on the advisory council at North Carolina State University’s Poole College of Management, as well as the board of directors for the North Carolina Marbles Kids Museum.

Education

Ms. Mann received her bachelor’s degree in Psychology and Business from Meredith College in Raleigh, North Carolina.

Thomas A. Richlovsky

Age: 70 | Director since: 2012 | Lead Director | Committees: Audit, Nominating and Corporate Governance, Risk, Executive

Mr. Richlovsky has extensive experience in the financial services industry, having served in senior executive positions in finance, accounting and treasury at major banking organizations. Mr. Richlovsky’s expertise and experience in these finance-related areas of banking provide a valuable perspective making him well suited to serve on United’s Board of Directors.

Career Highlights

Richlovsky retired as Executive Vice President at PNC Financial Services Group Inc. (“PNC”) in 2011. He joined PNC upon its acquisition of National City Corporation in December 2008. Mr. Richlovsky was Chief Financial Officer, Treasurer and Principal Accounting Officer of National City at the time of its acquisition by PNC. During his 30-year tenure with National City, he assumed progressively greater responsibilities and gained extensive financial management, accounting and treasury expertise. Over that same period National City grew from approximately $5 billion in assets and 2,000 employees to $150 billion in assets and over 30,000 employees. Following the sale of National City to PNC, Mr. Richlovsky was appointed Executive Vice President of PNC and assisted in the integration of the two companies as well as managing several functional areas within the PNC finance group.

Mr. Richlovsky began his business career as an auditor in 1973 with Ernst & Ernst, a predecessor firm of Ernst & Young LLP, in Cleveland, Ohio.

During Mr. Richlovsky’s business career he was active in numerous professional organizations, including the American Institute of Certified Public Accountants, Financial Executives Institute, Bank Administration Institute and National Investor Relations Institute. He currently serves on the boards of several educational and charitable organizations.

Education

Mr. Richlovsky has a bachelor’s degree from Cleveland State University and is a certified public accountant. He also completed graduate studies at The Stonier Graduate School of Banking at Rutgers University.

David C. Shaver

Age: 72 | Director since: 2016 | Committees: Audit (Chair), Talent and Compensation, Executive

Mr. Shaver has extensive accounting and finance experience, having served in senior executive positions in finance, accounting and taxes at major organizations including operating an advisory and accounting practices firm. Mr. Shaver qualifies as a financial expert on the Audit Committee.

Career Highlights

Mr. Shaver is the founder and Chief Executive Officer of Cost Segregation Advisors, LLC, a national income tax advisory services company which was formed in Atlanta in 2006 and provides services to commercial real estate owners and leaseholders. Mr. Shaver was previously an initial partner with Tatum CFO Partners, now a division of Randstad and was also Chief Financial Officer and an equity partner of International Automotive Corp. Inc. Mr. Shaver also served as the Corporate Controller of The Home Depot, Inc., where he directed financial planning and operations, tax administration and reporting, inventory accounting and control, financial reporting and compliance, and other financial matters. Prior to his experience with The Home Depot, Inc., Mr. Shaver served as Controller for a W.R Grace Retail Group subsidiary and as Controller for Anomalous, Inc., an international subsidiary of Levi Strauss & Co. Mr. Shaver began his professional career in Atlanta, Georgia in 1972 as an auditor with Lybrand, Ross Bros. & Montgomery, a predecessor firm of PwC.

Mr. Shaver is active in his community as well and, for two years, devoted himself to forensic accounting and crisis management for his church in the office of the finance manager.

Mr. Shaver is a certified public accountant licensed in Georgia and Tennessee and is a member of The American Institute of CPAs, Georgia Society of CPAs, and Tennessee Society of CPAs.

Education

Mr. Shaver received his bachelor’s degree from the University of Tennessee.

Tim R. Wallis

Age: 70 | Director since: 1999 | Committees: Audit

Mr. Wallis has been a community leader and long-term owner of a small business. With United’s interest in small business and commercial banking, Mr. Wallis brings a valuable perspective and insight to the Board of Directors. His varied experience in a number of community boards, as well as his service on the United Community Bank — Rome community bank board, gives the Board of Directors a focus on the needs of our mid-size banking communities and the business owners within those communities.

Career Highlights

Mr. Wallis has been President of Wallis Printing in Rome, Georgia since 1985 and has been with the company since 1974. In addition to serving on the Board of Directors of United, Mr. Wallis also serves as Chairman on the community bank board of United Community Bank — Rome. He has served on the board of directors of the Printing and Imaging Association of Georgia (“PIAG”) and was Chairman of the association’s Government Relations Committee. In this capacity he worked directly with PIAG legislative liaisons at both the state and national levels. Mr. Wallis currently serves on the Georgia Chamber of Commerce board of directors and is on the board of governors where he is the chair for northwest Georgia. Additionally, Mr. Wallis has significant investment interests in retail shopping centers and apartment complexes throughout the Southeast. He also has served on the Darlington School Board of Trustees, Georgia Southern University Foundation Board of Trustees, Rome/Floyd YMCA Board of Trustees and the United Way of Rome and Floyd County Board of Trustees.

Education

Mr. Wallis is a graduate of Georgia Southern University.

David H. Wilkins

Age: 75 | Director since: 2016 | Committees: Risk *

Mr. Wilkins has extensive legal, regulatory and governance experience, having served in a senior position in a national law firm and as a U.S. Ambassador and Member of a State House of Representatives. Mr. Wilkins’ legal and governance experience provides a valuable perspective to United’s Board of Directors.

Career Highlights

Ambassador Wilkins is a partner at Nelson Mullins Riley & Scarborough LLP in Greenville, South Carolina and chairs the Public Policy and International Law practice group with a special focus on U.S. — Canada interests. He proudly served as U.S. Ambassador to Canada from June 2005 to January 2009, appointed by President George W. Bush.

Since returning to South Carolina from Canada, Ambassador Wilkins spent six years chairing the Clemson University Board of Trustees and now serves as a Trustee Emeritus to that board. Additionally, he has served as a director on several corporate boards over the past ten years. He is a member of both the South Carolina Bar Association and the American Bar Association. In 2010, then South Carolina’s Governor-elect Nikki Haley tapped Mr. Wilkins to chair her government transition team. First elected in 1980, Ambassador Wilkins served 25 years in the South Carolina House of Representatives. He was elected speaker in 1994 — a position he held for 11 years until he resigned for his ambassadorship post. He is the recipient of numerous awards including the state’s highest honor, the Order of the Palmetto.

Education

Mr. Wilkins received his bachelor’s degree from Clemson University and his J.D. degree from University of South Carolina School of Law.

* Mr. Wilkins served on the Nominating and Corporate Governance Committee until February 2022.

Process for Shareholder to Recommend Individuals for Consideration by the
Nominating and Corporate Governance Committee

Any shareholder who wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must submit a written notice to our Corporate Secretary. For the 2023 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee will consider recommendations received by December 7, 2022. The written notice must set forth:

•	The name and business or residence address of the nominee;

•	The number of shares of common stock of United that are beneficially owned by the nominee;

•	The total number of shares that, to the knowledge of the nominating shareholder, would be voted for such person;

•	The signed consent of the nominee to serve, if elected; and

•	The name and residence address of the nominating shareholder, and the number of shares of United that are beneficially owned by the nominating shareholder.

Written notices should be sent to the Corporate Secretary, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601. There were no director nominations proposed for the 2022 Annual Meeting by any shareholder.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL” OF THE 11 DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

Corporate Governance

Our Board of Directors

Our Board provides active, engaged, independent oversight of the Company. All members of the Board are well engaged in their responsibilities. The Board places a high value on collegiality and open dialogue. The Board proactively fosters a culture of transparency and respect for others. At Board meetings, the Lead Director and other Board members regularly articulate the desire for all members of the Board to express their views and to be open to the opinions of others. We believe that the Board’s commitment to this positive culture is the core attribute that facilitates the Board’s effective independent oversight of the Company.

Our Board is guided by strong governance principles and practices, including the following:

•     Lead independent director with clearly defined role

•     100% independent directors serving on Nominating and Corporate Governance Committee, Talent and Compensation Committee, Audit Committee, and Risk Committee

•     Executive sessions of independent directors at each regular Board meeting

•     Continuous consideration of Board and committee composition and refreshment

•     Annual comprehensive Board and committee self-assessments

•     Direct Board access to management and transparency and openness in communications

•     Stock ownership requirements for directors

•     Strict anti-hedging policy

Among other important functions, our Board and its committees:

•	Oversee management’s development and implementation of a multi-year strategic business plan and annual operating plan and monitor our progress in meeting these plans

•	Oversee our risk management processes and efforts to identify, assess, and manage or mitigate material risks facing United, including operational, cyber, credit, market, liquidity, compliance, and reputational risks

•	Oversee our audit function, our independent registered public accounting firm, and the integrity of our financial statements

•	Review, monitor, and approve succession plans for our Chief Executive Officer (“CEO”) and other key executives to promote senior management continuity

•	Oversee the establishment and administration of appropriately designed compensation programs and plans

•	Review our CEO’s performance and approve the total annual compensation for our CEO and other executive officers

•	Oversee the Company’s maintenance of high ethical standards, including by adoption of a code of ethical conduct that applies to our executive management and the Board

•	Review our environmental, social, and governance (“ESG”) initiatives, including our human capital management policies and practices

Director Independence

NASDAQ listing standards require that a majority of our directors be independent and that each member of our Audit Committee, Nominating and Corporate Governance Committee and Talent and Compensation Committee be independent. Our Board determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards and SEC rules. The Board first considers whether any director or nominee has a relationship covered by the NASDAQ listing standards that would prohibit an independence finding for Board or committee purposes. Any director who has a material relationship with United or its management is not considered to be independent.

Our Board has affirmatively determined that all of our director nominees are independent, except for our CEO, H. Lynn Harton, due to his employment with the Company. Specifically, the Board determined that 10 of 11 of our director nominees are independent under NASDAQ listing standards and our guidelines: Ms. Bazante, Mr. Blalock, Dr. Clements, Mr. Daniels, Mr. Drummond, Ms. Mann, Mr. Richlovsky, Mr. Shaver, Mr. Wallis, and Mr. Wilkins. Our Board made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. The Board also determined that each person who currently serves or who served in 2021 on the Audit Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee meets or met, as applicable, the NASDAQ independence requirements for membership on those committees and, as to the Audit Committee, SEC rules.

In reaching the determination that Mr. Wilkins is independent, the Board considered that during 2021, United paid approximately $1.1 million to the law firm Nelson Mullins Riley & Scarborough (“NMRS”) for various legal services. Mr. Wilkins is a partner in NMRS. The Audit Committee and Board were aware of this relationship when NMRS was approved to perform legal work for the Company. The fees paid to NMRS amount to less than two-tenths of 1% of that firm’s total revenue and did not exceed established thresholds that are incompatible with Mr. Wilkins being considered independent, as set under the rules of NASDAQ and applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) Mr. Wilkins performed no legal work for the Company and received no compensation related to the engagement.

Board Leadership Structure

Our Board periodically reviews its leadership structure. The Board maintains flexibility to determine the most effective leadership structure in light of the composition of the Board, the composition of management, and the needs of the Company as they change over time. We currently have a Chairman and an independent Lead Director. Mr. Harton, our CEO, serves as Chairman, and Mr. Richlovsky serves as Lead Director. The Lead Director is appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

Our Board believes that the existing structure, with Mr. Harton as Chairman and Mr. Richlovsky as Lead Director, continues to be the most effective leadership structure at this time. The Company benefits from an executive Chairman with deep experience in the financial services industry and knowledge of the Company’s emerging risks and issues that flows from close coordination with the management team. The combined CEO and Chairman role allows the Company to communicate its strategy to employees, customers, regulators, shareholders, and other stakeholders in a single voice. The Company likewise benefits from a Lead Director with deep experience in the financial services industry who communicates regularly with the Chairman, other members of the Company’s management team, and the other independent directors. We believe that the joint efforts and coordination between our Chairman and Lead Director exemplifies effective Board leadership and fulfillment of the Board’s oversight responsibilities.

Our Lead Director is highly engaged with management and the other independent directors. Our Lead Director:

•	Regularly meets with our CEO

•	Coordinates with the CEO and committee chairs to develop Board and committee meeting agendas

•	Regularly speaks with each of the committee chairs

•	Attends all committee meetings

•	Advises the CEO of the information needs of the Board and provides feedback from the Board

•	Serves as a “sounding board” for the CEO

•	Develops topics of discussion for executive sessions of our Board

•	Leads the executive sessions of our Board

•	Coordinates with the CEO and Chair of the Nominating and Corporate Governance Committee to develop the Board’s annual self-evaluations

Board Evaluation

The Board and each Board committee continuously evaluate their own effectiveness throughout the year. The Lead Director, the committee chairs, and the CEO/Chairman regularly discuss the Board and Board committee areas of responsibility and processes, as well as general governance principles, to seek ways in which to enhance the Board’s effectiveness and efficiency.

In addition, the Board and each committee annually perform self-evaluations using a process approved by the Nominating and Corporate Governance Committee. In addition, directors are asked to provide candid feedback on individual members of the Board to the Chair of the Nominating and Corporate Governance Committee, the Chairman of the Board or the Lead Director, who then meet to discuss individual director performance and succession considerations.

The Board retains an outside consultant to facilitate the annual self-evaluation process. In connection with the annual self-evaluation process, Board members complete a questionnaire. Among other topics, the 2021 self-evaluation questionnaire covered these key areas:

•	Board meetings and information provided

•	Board meeting topics

•	Alignment of Board and management

•	Communication between Board and management

•	Board composition, skills, and expertise

•	Board development

•	Board committees and effectiveness

•	Board self-evaluation process

The Board reviewed and discussed the results of the self-evaluation process as part of the annual self-evaluation.

CEO and Key Management Succession Planning

Our Board oversees our long-term management development and succession. Management maintains procedures that would be implemented upon the sudden departure of our Chief Executive Officer or other key members of our executive team.

The management development and succession program focuses on key positions and succession elements, including identification of potential successors for positions when it is determined that internal succession is appropriate, assessment of each potential successor’s level of readiness, and preparation of individual growth and development plans. The succession plans are reviewed by the Board at least annually.

Board Committees

Our Board has established 5 standing committees: Audit, Talent and Compensation, Nominating and Corporate Governance, Risk, and Executive. Our Board Committees act on behalf of the Board and report their activities to the Board at regular Board meetings. The Board appoints the members of each committee based on the recommendation of the Nominating and Corporate Governance Committee.

At least annually, the Board and the Nominating and Corporate Governance Committee review the committee member assignments and chair positions and considers committee changes, refreshment, and chair rotations. Three of our committees have new Chairs since 2019. The Board and Nominating and Corporate Governance Committee also review the director qualifications and experience matrix to assist them in evaluating the experience of directors on each committee. The director qualifications and experience matrix can be found under Board Qualifications and Experience: Board Qualifications and Experience Matrix.

The following table identifies the current members and chairs of each of our standing committees.

		Audit Committee	Executive Committee	Nominating and Corporate Governance Committee	Risk Committee	Talent and Compensation Committee
Jennifer M. Bazante +	l
Robert H. Blalock	I	M			M
James P. Clements	I			M		M
Kenneth L. Daniels	I	M	M		C	M
Lance F. Drummond	I		M	C	M	M
H. Lynn Harton *			C
Jennifer K. Mann	I		M			C
Thomas A. Richlovsky •	I	M	M	M	M
David C. Shaver	I	C	M			M
Tim R. Wallis	I	M
Amb. David H. Wilkins	I				M

I = Independent director C = Chairperson M = Member * = Chairman of the Board • = Lead Director

+ Ms. Bazante was appointed to the Board in September 2021. Generally, during a director’s first year of service, the director is invited to participate in committee meetings as a guest as part of new director orientation. A director is typically appointed to one or more Board committees after becoming familiar with the Board committees, structure, and processes.

The Board has adopted a charter for each standing Board committee, which are available on the Investor Relations > Corporate Governance section of our website (www.ucbi.com). Each committee charter addresses the purpose, authority, and responsibilities of the committee, as well as membership and meetings. As required by each committee charter, each committee annually reviews and assesses its charter’s adequacy and the committee’s performance. Committees may recommend amendments to their respective charters, and our Board must approve amendments.

The members, number of meetings held in 2021, and key responsibilities of each of our standing committees are described below:

Audit

Membership: Mr. Blalock, Mr. Daniels, Mr. Richlovsky, Mr. Shaver (Chair), Mr. Wallis

2021 Meetings: 9

Key Responsibilities:

•     Selects the independent auditor

•     Annually evaluates the independent auditor’s qualifications, performance, and independence, as well as the lead audit partner; discusses the nature, scope and rigor of the audit process; and reviews the annual report on the independent auditor’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls

•     Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor

•     Reviews with management and auditors the quality and adequacy of our internal control over financial reporting, and establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls

•     Oversees, reviews and approves internal audit activities, projects, and budget

•     Oversees the effectiveness of our compliance and ethics programs

Executive

Membership: Mr. Daniels, Mr. Drummond, Mr. Harton (Chair), Ms. Mann, Mr. Richlovsky, Mr. Shaver

2021 Meetings: 3

Key Responsibilities:

•     Subject to certain limitations, has the responsibility to exercise, during the intervals between meetings of the Board, any and all of the powers and authority of the Board in United’s management and affairs

•     From time to time, our CEO or executive team consult the Executive Committee regarding strategic or other matters where input of Board members may be valuable outside of regularly scheduled Board meetings

Nominating and Corporate Governance

Membership: Dr. Clements, Mr. Drummond (Chair), Mr. Richlovsky *

2021 Meetings: 5

Key responsibilities:

•     Reviews and recommends, as appropriate, changes to the size, composition and operation of the Board and its committees

•     Develops and recommends criteria for selecting new directors

•     Identifies, screens and recommends to our Board individuals qualified to serve on our Board

•     Recommends Board committee structure and membership, including the recommendation of a Lead Director

•     Assists the Board with succession planning

•     Develops, recommends and annually assesses corporate governance policies, practices and guidelines and makes recommendations for changes to the Board

•     Monitors the Company’s strategies in light of corporate stewardship and environmental, social, and governance principles

•     Oversees the process governing annual Board, committee and director evaluations

* Mr. Wilkins served on the Nominating and Corporate Governance Committee until February 2022.

Risk

Membership: Mr. Blalock, Mr. Daniels (Chair), Mr. Drummond, Mr. Richlovsky. Mr. Wilkins

2021 Meetings: 4

Key responsibilities:

•     Assists the Board in its general oversight of the Company’s risk management processes

•     Responsible for an integrated effort to identify, assess and manage or mitigate material risks facing the Company

•     Monitors and reviews United’s enterprise risk management processes, strategies, policies and practices to identify emerging risks

•     Evaluates the adequacy of United’s risk management functions

•     Makes recommendations to management and the Board in order to effectively manage risks

Talent and Compensation

Membership: Mr. Daniels, Dr. Clements, Mr. Drummond, Ms. Mann (Chair), Mr. Shaver

2021 Meetings: 5

Key Responsibilities:

•     Reviews and approves corporate goals and objectives relevant to compensation of the Company’s executive officers

•     Determines executive officer compensation and recommends director compensation for Board approval

•     Oversees overall compensation philosophy and principles

•     Establishes short-term and long-term incentive compensation programs for executive officers and approves all equity awards

•     Oversees share ownership guidelines and holding requirements for Board members and executive officers

•     Oversees the performance evaluation process for executive officers

•     Selects and determines fees and scope of work of its compensation consultant

•     Oversees and evaluates the independence of its compensation consultant and other advisors

Board and Committee Meeting Attendance

Directors are expected to attend our annual meeting of shareholders, Board meetings, and meetings of Board committees on which they serve. Attendance may be by telephone or video conference. During 2021, our Board met five times. The Company’s independent directors meet in executive session in conjunction with each regular Board meeting. Mr. Richlovsky, as Lead Director, presides over all executive sessions of the independent directors.

During 2021, each of our incumbent directors attended at least 75% of the aggregate meetings of our Board and the committees on which they served during 2021. In addition, each of our directors serving at the time attended our 2021 Annual Meeting of Shareholders.

In addition to our regular meetings of the Board and Board Committees, directors attend a Board retreat annually. The Board retreat includes outside speakers who present on emerging topics relevant to the Company and the banking industry and discussion of the Company’s strategic imperatives. All of our directors attended the 2021 Board retreat either in person or virtually.

Board Oversight of Risk

The Board oversees the Company’s risk management. The Company has developed a risk management structure to facilitate careful oversight of risk. The Board provides credible challenge and holds management accountable for maintaining an effective risk management program and for adhering to risk management expectations.

The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives and discusses reports prepared by United’s executive management, including the Chief Risk Officer, on areas of material risk to United. The Board uses these reports to enable it to understand the risk identification, risk management, and risk mitigation strategies being used by United and to ensure that the strategies are implemented appropriately.

To further support the risk management function, United also has a Risk Committee comprised solely of independent directors. The Risk Committee assists the Board in its general oversight of the Company’s risk management processes and is responsible for an integrated effort to identify, assess, and manage or mitigate material risks facing the Company. The Risk Committee’s primary functions include monitoring and reviewing United’s enterprise risk management processes, strategies, policies, and practices to identify emerging risks, evaluate the adequacy of United’s risk management functions, and make recommendations to management and the Board in order to effectively manage risks.

Audit Committee Financial Expert

Our Board has determined that each of Messrs. Richlovsky and Shaver is an “Audit Committee financial expert” as that term is defined in the regulations promulgated under the Exchange Act. Additionally, the Board has determined that all members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of NASDAQ’s Audit Committee requirements.

Share Ownership Guidelines and Anti-Hedging Policy

The Board has adopted share ownership guidelines for directors and executive officers.

Each nonemployee director is expected to maintain a meaningful ownership of shares of the Company’s common stock, which the Company considers to be common stock having a value at least equal to three times the annual base cash retainer payable for service on the Company’s Board. Such ownership is expected to be acquired within five years of election to the Board. Each nonemployee director is expected to retain ownership of 100% of all net after-tax shares granted by the Company after such shares vest until the nonemployee director reaches the target.

Each employee at the level of Executive Vice President and above is expected to maintain a meaningful ownership of shares of the Company’s common stock, which the Company considers to be a number of shares of our common stock having a value at least equal to a multiple, as set forth below, of the officer’s annual base salary as in effect from time to time.

Officer Level	Multiple of Base Salary
CEO	3X
Other Executive Officers	2X

Such ownership is expected to be acquired within five years of such person’s hire or promotion date. Each executive officer is expected to retain ownership of 100% of all net after-tax shares granted by the Company after such shares vest until the executive officer reaches the target.

Our insider trading policy prohibits Board members and employees (including our executive officers) from pledging United securities as collateral, holding United securities in a margin account, and hedging against any decrease in the market value of equity securities issued by United and held by them, such as entering into or trading prepaid variable forward contracts, equity swaps, collars, puts, calls, options, exchange funds or other derivative instruments related to United stock.

Code of Ethical Conduct

In addition to a Code of Ethics applicable to all of our employees, United has adopted a Code of Ethical Conduct designed to promote ethical conduct which applies to, among other members of our executive and senior management and Board, United’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. United’s Code of Ethical Conduct is available on our website (www.ucbi.com) where we would also post any amendments or waivers to the Code of Ethical Conduct.

Communications with Board of Directors

Shareholders wishing to communicate with the Board should send any communication in writing to the Corporate Secretary, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board or to any individual director or directors to whom the communication is directed unless the communication is determined to be illegal or otherwise inappropriate.

Corporate Governance Information

You can find information regarding our corporate governance practices on the Investor Relations > Corporate Governance section of our website (www.ucbi.com) including our Code of Ethics, Corporate Governance Guidelines, and the charter of each of our standing committees. This information is available in print to any shareholder who sends a written request to: Investor Relations, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601.

Director Compensation

The following summarizes the compensation earned by or paid to each person who served as a nonemployee member of our Board of Directors during all or any part of 2021. Mr. Harton was not separately compensated for his service on the Board. See Executive Compensation for information regarding Mr. Harton’s employee compensation. Directors of the Company also serve on the Board of United Community Bank (the “Bank”) and receive no additional compensation related to their service on the Bank’s Board. In addition, we reimburse directors for certain fees and expenses incurred in connection with continuing education activities and for travel and expenses related to United business.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Jennifer M. Bazante[4]	$ 13,333	$ 37,515	$-	$ 50,848
Robert H. Blalock	60,000	50,032	1,400	111,432
James P. Clements	45,500	50,032	-	95,532
L. Cathy Cox[5]	43,750	50,032	-	93,782
Kenneth L. Daniels	83,500	50,032	-	133,532
Lance F. Drummond	74,000	50,032	-	124,032
Jennifer K. Mann	58,500	50,032	-	108,532
Thomas A. Richlovsky	95,000	50,032	-	145,032
David C. Shaver	71,000	50,032	1,400	122,432
Tim R. Wallis	48,000	50,032	1,600	99,632
Amb. David H. Wilkins	50,000	50,032	-	100,032

[1]	The annual cash retainer fees may be deferred pursuant to United’s Deferred Compensation Plan. No director elected to defer his or her 2021 annual director cash compensation.

[2]	With the exception of Ms. Bazante, this represents the grant date fair value of time-based restricted stock units awarded on June 1, 2021 (1,441 underlying shares valued at $34.72 per share, the price of United’s common stock on that date) computed in accordance with FASB ASC Topic 718. Ms. Bazante’s award was prorated based on her appointment to the Board on September 1, 2021 and represents the grant date fair value of time-based restricted stock units awarded on September 1, 2021 (1,248 underlying shares valued at $30.06 per share, the price of United’s common stock on that date) computed in accordance with FASB ASC Topic 718. All director 2021 TRSU awards were outstanding as of December 31, 2021 with the exception of Ms. Cox’s awards which were forfeited in conjunction with her resignation from the Board effective October 1, 2021. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, for information regarding assumptions made in the valuation of these awards. These awards have a one-year vesting term.

[3]	Represents fees paid for service on one or more of our Bank Boards.

[4]	Ms. Bazante’s 2021 director compensation was prorated based on her appointment to the Board on September 1, 2021.

[5]	On October 1, 2021, Ms. Cox submitted her resignation from the Board. Ms. Cox resigned from the Board due to her appointment as President of Georgia College & State University, a unit of the University System of Georgia (“USG”). President Cox informed the Company that USG does not allow its presidents to serve on compensated outside boards. Her resignation was not the result of any disagreement with United.

Nonemployee directors received an annual cash retainer fee for their service on the Board as well as incremental annual cash retainer fees relative to committee duties and responsibilities. Cash retainer fees are paid quarterly. The following table summarizes 2021 components of annual director cash compensation.

Effective as of 1Q2021 Payment ($)
Director	$ 40,000
Lead Director	25,000
Audit Committee Member	10,000
Audit Committee Chair	12,500
Risk Committee Member	10,000
Risk Committee Chair	12,500
Nominating and Corporate Governance Committee Member	5,000
Nominating and Corporate Governance Committee Chair	8,000
Talent and Compensation Committee Member	6,000
Talent and Compensation Committee Chair	10,000
Executive Committee Member	5,000
Executive Committee Chair	-[1]

[1]	Mr. Harton, our President and Chief Executive Officer, serves as the Executive Committee Chair. Mr. Harton also serves as Chairman of the Board. Mr. Harton is not separately compensated for his service on the Board.

The forms and amounts of director compensation outlined above were recommended by the Talent and Compensation Committee, and approved by the Board, after considering market data and recommendations of the Talent and Compensation Committee’s compensation consultant, which utilized the same peer group used in connection with establishing the compensation of our executive officers. In November 2021, the Talent and Compensation Committee recommended, and the Board approved effective January 1, 2022, an increase in the annual director cash retainer fee from $40,000 to $45,000 and an increase in the annual director equity retainer fee from $50,000 to $55,000 to maintain competitive positioning to market.

Transactions with Management and Others

Policy with Respect to Approval of Related Party Transactions

United has a written related party transaction policy that governs the review, approval and ratification of any transaction that would be required to be disclosed by United pursuant to Item 404 of Regulation S-K under the Securities Act of 1933. United’s Board (or the Audit Committee of the Board) must approve all such transactions under the policy.

Prior to entering into such a related party transaction or an amendment thereof, the Board (or a committee of the Board) must consider all of the available relevant facts and circumstances including, if applicable, benefits to United, the impact of a transaction on a director’s independence, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to or from unrelated third parties or employees generally, as the case may be. No member of the Board or any committee shall participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is a related party.

2021 Related Party Transactions

There were no related party transactions in 2021 except as follows:

During 2021, United paid approximately $1.1 million to the law firm of NMRS for various legal services. Director Wilkins is a partner in NMRS. The Audit Committee and Board were aware of this relationship when they approved NMRS to perform legal work for the Company. The fees paid to NMRS amount to less than two-tenths of 1% of that firm’s total revenue and did not exceed established thresholds that are incompatible with being considered independent, as set under the rules of NASDAQ and applicable provisions of the Exchange Act. Mr. Wilkins performed no work for the Company in his role as partner of NMRS and received no compensation related to the engagement. The Board considered this relationship in determining that Mr. Wilkins was an independent member of the Board, Nominating and Corporate Governance Committee and Risk Committee for 2021, as contemplated by NASDAQ and applicable provisions of the Exchange Act.

Proposal 2: Approval of the 2022 Omnibus Equity Plan

On March 17, 2022, the Talent and Compensation Committee of our Board recommended, and our Board approved, the United Community Banks, Inc. 2022 Omnibus Equity Plan (the “2022 Plan”), subject to the approval of our shareholders. We are requesting that our shareholders vote in favor of a proposal to approve the 2022 Plan.

The purpose of the 2022 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants. We view the use of stock-based awards as an essential part of our compensation program and as an important element in achieving the program’s goals. These awards help align pay with performance and allow us to better link the financial interests of officers, employees, nonemployee directors and consultants with shareholders. Equity compensation is necessary to attract, motivate and retain our employees by providing compensation opportunities that are competitive with other companies.

If approved by our shareholders, the 2022 Plan will succeed the United Community Banks, Inc. 2000 Key Employee Stock Option Plan (as amended and restated from time to time, the “2000 Plan”). The Board and the Talent and Compensation Committee are mindful of their responsibility to shareholders in granting equity-based awards. The Company, through its Talent and Compensation Committee, believes that it has prudently managed awards under the 2000 Plan and has not requested shareholder approval for the issuance of additional shares pursuant to equity compensation plans since 2016. As of March 15, 2022, 489,148 shares of our common stock remained available for grant under our 2000 Plan and no additional grants will be made under the 2000 Plan after the date hereof. Our shareholders are being asked to approve the 2022 Plan to provide for the issuance of three (3) million shares under the 2022 Plan.

The Talent and Compensation Committee believes that adoption of the 2022 Plan is necessary to ensure that a sufficient number of shares will be available to fund our compensation programs for the next several years, taking into account potential future growth. We believe that the number of shares under the 2022 Plan would provide us with the opportunity to continue granting equity-based compensation at appropriate levels for approximately four years before we would need to seek shareholder approval of more shares.

No awards will be made under the 2022 Plan unless it is approved by our shareholders. If shareholder approval is not obtained, the 2022 Plan will have no effect and the shares available under the 2000 Plan will remain available for grant. If the 2022 Plan is approved, no additional awards will be granted under the 2000 Plan after the date of shareholder approval of the 2022 Plan. Grants previously made under the 2000 Plan will remain in effect according to their respective terms.

Highlights of the 2022 Plan

The 2022 Plan includes key provisions designed to protect shareholder interests, promote effective corporate governance and reflect sound corporate governance principles, including, but not limited to, the following:

•	The 2022 Plan is administered by an independent committee.

•	No repricing of stock options or stock appreciation rights (“SARs”) is permitted without prior shareholder approval.

•	Stock options and SARs cannot be granted with an exercise price that is less than 100% of fair market value on the date of grant.

•	There is no evergreen or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2022 Plan are automatically replenished.

•	The 2022 Plan does not permit liberal share recycling.

•	Awards granted to executive officers under the 2022 Plan will provide that no dividends or dividend equivalents will be paid on unvested awards until those awards are earned and vested.

•	Awards are generally subject to a minimum one-year vesting period except as to 5% of the authorized shares, awards that are settled in cash and awards to nonemployee directors that vest based on the date of our annual meeting of shareholders.

•	Awards are subject to individual annual limits, including for nonemployee directors of the Company.

•	Consistent with the 2022 Plan, awards granted under the 2022 Plan are subject to forfeiture, cancellation and recoupment if an award holder engages in detrimental conduct, including interfering with our business.

•	Awards granted under the 2022 Plan are also subject to our clawback policy.

The following is a summary of the key terms of the 2022 Plan. This summary is qualified in its entirety by reference to the complete text of the 2022 Plan, which is attached as Appendix 1 to this Proxy Statement. The closing price of a share of our common stock on the Nasdaq on March 15, 2022 was $37.32.

Description of the 2022 Plan

Administration

The 2022 Plan is administered by the Talent and Compensation Committee of the Board or such other committee consisting of two or more independent members as may be appointed by the Board to administer the 2022 Plan. The Committee may act only by a majority of its members then in office, except that the Talent and Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the applicable securities exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Talent and Compensation Committee at any time. Any authority granted to the Talent and Compensation Committee may be exercised by the full Board. References to the Talent and Compensation Committee in this proposal include and, as appropriate, apply to any such subcommittee or individual to whom the Talent and Compensation Committee has delegated some of its authority under the 2022 Plan.

The Talent and Compensation Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award.

The Talent and Compensation Committee may also provide in an award agreement relating to awards under the 2022 Plan for automatic accelerated vesting and other rights upon the occurrence of a “change in control” or upon the occurrence of other events as may be specified in such agreements. The Company’s current practice is for award agreements to provide for double-trigger vesting upon a change in control.

Amendment and Termination

The 2022 Plan will be effective until May 18, 2032 if approved by shareholders. Subject to the requirement that shareholder approval be obtained for certain types of amendments, the 2022 Plan may be amended or terminated by the Board, in whole or in part, but no such action may materially impair any rights or obligations with respect to any awards previously granted under the 2022 Plan.

Repricing Prohibited

The 2022 Plan prohibits the Company from reducing the exercise price of outstanding options or SARs, replacing or repurchasing any underwater or out-of-the-money options or SARs or taking any other action that would constitute repricing under generally accepted accounting principles or applicable Nasdaq listing rules without first receiving shareholder approval and except for adjustments pursuant to the adjustment provision noted below.

Shares Subject to the 2022 Plan

If the 2022 Plan is approved by shareholders, a total of three (3) million shares of common stock would be available for issuance under the 2022 Plan subject to certain adjustments set forth in the 2022 Plan. Shares available for issuance under the 2022 Plan will consist of authorized but unissued shares of common stock or shares of common stock held as treasury shares. The maximum number of incentive stock options that may be issued under the 2022 Plan is the same as the number of authorized shares.

Shares awarded or subject to delivery upon exercise of an option or SAR under the 2022 Plan and that are not delivered, including due to the satisfaction of an award with cash, or are reacquired by the Company as a result of forfeiture or termination, expiration or cancellation of an award, will again be available for issuance under the 2022 Plan (on a one-to-one basis). However, shares that are used to pay the exercise price of an option or SAR, including through a net exercise or attestation, or shares that are surrendered for payment of tax withholding obligations will be counted as issued under the 2022 Plan and will reduce the number of shares available for issuance.

Adjustment Provision

In the event of (i) a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of an equity interest in a subsidiary or affiliate, or similar event affecting the Company; or (ii) a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a disaffiliation, separation or spinoff, or other extraordinary dividend, the Talent and Compensation Committee or our Board may (or, in certain cases, will) in its discretion, in the case of events described in clause (i) and (ii), make such substitutions or adjustments as it deems appropriate and equitable to: (a) the various maximum limitations on the grants to individuals of certain types of awards; (b) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2022 Plan; (c) the number and kind of shares or other securities subject to outstanding awards; (d) financial goals or results relating to a performance goal; (e) the number of shares considered delivered based on the type of award granted; and (f) the exercise price of outstanding awards.

In the case of certain corporate transactions, such an adjustment may consist of cancellation of outstanding awards in exchange for payments of cash, property or a combination of both having an aggregate value equal to the value of such awards, which in the case of an option may be the excess, if any, of the deal consideration per share over the per share exercise price.

Individual Award Limits

The 2022 Plan provides for the following individual annual limits on awards:

•	The maximum aggregate number of shares subject to options and SARs that may be granted pursuant to awards in any one calendar year to any one participant (other than a nonemployee director) is 200,000 shares.

•	The maximum aggregate number of shares subject to restricted stock, restricted stock units and performance shares that may be granted pursuant to awards in any one calendar year to any one participant (other than a nonemployee director) is 200,000 shares.

•	The maximum grant date fair value of awards covering shares that may be granted in any one calendar year to any one director is $200,000.

Minimum Vesting Period

Awards will not have a designated vesting period of less than one year, except for (i) awards granted with respect to a maximum of five percent (5%) of the shares authorized under the 2022 Plan, (ii) awards that are settled in cash, and (iii) awards granted to nonemployee directors at the Company’s annual meeting of shareholders that do not vest earlier than the date of the Company’s next annual meeting of shareholders.

Eligibility

Awards may be granted under the 2022 Plan to directors, officers, employees and consultants of the Company or any of its subsidiaries or affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates (collectively, “eligible individuals”), although incentive stock options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the “Code”).

Types of Awards

The 2022 Plan authorizes grants of a variety of awards described below. The Talent and Compensation Committee determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the 2022 Plan. The Talent and Compensation Committee may also provide for other terms of the award as set forth in the award agreement such as vesting or continued vesting of such award upon certain terminations of employment of the participant, including due to death, disability or retirement, or the occurrence of a change in control.

Stock Options

The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which will be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Talent and Compensation Committee and set forth in an award agreement provided that no option will be exercisable more than 10 years after the date of grant. Options granted under the 2022 Plan will be exercisable at such times and be subject to such restrictions and conditions as the

Talent and Compensation Committee approves, including conditions related to the employment of, or provision of services by, a participant. The option price upon exercise may be paid to the Company in full: (i) in cash; (ii) by cash equivalent approved by the Talent and Compensation Committee; (iii) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price; (iv) by delivery of a notice of a net exercise; or (v) by any combination of the foregoing. Subject to applicable law, the Talent and Compensation Committee may also allow cashless exercise or exercise by any other means approved by the Talent and Compensation Committee.

SARs

SARs granted under the 2022 Plan entitle the participant to receive an amount payable in shares or cash, or both, as determined by the Talent and Compensation Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price, which will not be less than the fair market value of a share on the grant date of the SAR. The exercise period of a SAR may not exceed ten (10) years. SARs may be granted in tandem with a related stock option or independently. The Talent and Compensation Committee will determine and set forth in an award agreement relating to the award or other agreement the extent to which SARs are exercisable after termination of employment.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares that vests over time and is subject to forfeiture in certain circumstances. Restricted stock awards may be made either alone, in addition to, or in tandem with other types of awards permitted under the 2022 Plan and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period and the extent to which the participant will have the right to receive unvested restricted stock following termination of employment or other events will be determined by the Talent and Compensation Committee and be set forth in an agreement relating to such award. Unless otherwise set forth in an agreement relating to a restricted stock award, the participant receiving restricted stock will have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends as described below. Under the exception to the minimum vesting period, the Talent and Compensation Committee may grant awards of common stock that are not subject to vesting restrictions.

A restricted stock unit is an unsecured promise to transfer a share or equivalent cash at a specified future date, such as a fixed number of years, retirement or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at specified times and is subject to restriction periods and other conditions as the Talent and Compensation Committee determines. A participant to whom restricted stock units are awarded has no rights as a shareholder with respect to the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award.

Performance Shares

Performance shares are awards granted in terms of a stated potential maximum number of shares with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Talent and Compensation Committee and may be payable in shares, cash or a combination of shares and cash. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Talent and Compensation Committee.

Dividend Equivalents

Award agreements for restricted stock, restricted share units and performance units may entitle the participant to dividends or dividend equivalents, payable in restricted stock, restricted share units or cash, either currently or subject to the same terms and conditions, including vesting, of the underlying award. However, consistent with the 2022 Plan, under the award agreements for awards granted to our executive officers, the dividends that would have been paid on unvested restricted stock units and performance share awards will be accrued and paid subject to the vesting of the underlying award.

Performance Measures

The performance measure(s) to be used for purposes of performance share awards will be determined by the Committee and may be one or more of the following or such other measures as the Committee may determine:

•	Net operating income or the growth in such net operating income;

•	Operating earnings per share or the growth in such operating earnings per share;

•	Annual growth in consolidated total revenue, loans and deposits;

•	Changes or increases in market share;

•	Earnings before taxes or the growth in such earnings;

•	Stock price or the growth in such price;

•	Return on equity, tangible equity, and assets or the growth on such returns;

•	Total shareholders’ return or the growth in such return;

•	Contribution to geographic expansion;

•	Level of expenses or the reduction of expenses, overhead ratios or changes in such ratios, efficiency ratios or changes in such ratios;

•	Loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non-performing assets to assets;

•	Customer satisfaction scores or changes in scores; and/or

•	Economic value added or changes in such value added.

Performance measures may relate to the Company or a business unit, division, business segment or subsidiary of the Company. In measuring performance, the Talent and Compensation Committee may adjust the Company’s financial results to exclude the impact of unusual charges or income items that distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, currency fluctuations or change in accounting. The Talent and Compensation Committee may also make adjustments to eliminate the impact of changes in tax or accounting rules and regulations.

Deferral Rights

The Talent and Compensation Committee may permit a participant to defer to another plan or program such participant’s receipt of shares or cash that would otherwise be due to such participant by virtue of the vesting of restricted stock or restricted stock units or the earning of a performance-share award. If any such deferral election is required or permitted, the Talent and Compensation Committee will establish rules and procedures for such payment deferrals.

Cancellation and Recoupment of Awards

The Talent and Compensation Committee may provide in an award agreement that if the participant engages in any detrimental activity, the Talent and Compensation Committee may cancel, rescind, suspend, withhold or otherwise restrict any unexpired, unpaid or deferred award. The award agreement may also provide that the participant must pay to the Company any gain realized by the participant from exercising the award during the six months prior to, or after, the date the participant enters into such detrimental activity. In general, detrimental activity includes violating certain restrictive covenants relating to noncompetition, nonsolicitation, nondisparagement and confidential information. In addition, awards granted under the 2022 Plan will be subject to the Company’s clawback policy as in effect from time to time and any other applicable remedies available to the Company

New Plan Benefits

Any awards under the 2022 Plan will be subject to the discretion of the Committee, and therefore, it is not currently possible to determine the amount of future awards. Accordingly, it is not possible to determine the amounts that will be received by officers, directors or other eligible individuals under the 2022 Plan, although our current nonemployee director compensation program provides for an annual stock award to each nonemployee director with a grant date fair value of $55,000.

Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences of awards made under the 2022 Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and the Company. Further, the provisions of the Code and the regulations and rulings thereunder relating to these matters may change.

Stock Options

A participant will not recognize any income upon the grant of a stock option but will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option; provided that the incentive stock option is exercised either while the participant is an employee of the Company or within three months (one year if the participant dies or is disabled within the meaning of Section 22(e)(3) of the Code) following the participant’s termination of employment. If shares acquired through the exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above- described period, in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the fair market value of such shares on the date of exercise or, if less, the amount realized upon such disposition, over (ii) the exercise price. In such case, the Company will be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

SARs

A participant will not recognize any income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of any cash paid to the participant upon such exercise, subject to Section 162(m) of the Code.

Restricted Stock

A participant will not recognize taxable income at the time of grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by the Company as compensation expense. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to vesting or a distribution election for the restricted stock unit, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and the Company will be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

Performance Shares

A participant will not recognize taxable income at the time of grant of a performance-share award, and the Company will not be entitled to a tax deduction at such time. Upon the settlement of a performance-share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and the Company will be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

Section 162(m) of the Code

Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to certain “covered employees” as defined in Section 162(m) of the Code. This may result in all or a portion of the awards granted under the 2022 Plan to “covered employees” failing to be deductible by the Company for federal income tax purposes.

Section 409A of the Code

Section 409A of the Code establishes certain requirements with respect to compensation provided to employees and directors that is considered to be “deferred compensation” as defined in Section 409A. If any awards granted under the 2022 Plan are subject to Section 409A, the Company intends that such awards will comply with Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to additional taxes, penalties and interest.

Equity Compensation Plan Information

The table below provides information as of December 31, 2021 regarding securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	983,825[1]	$8.38[2]	600,106[3]
Equity compensation plans not approved by shareholders	595,705[4]	N/A	—
Total	1,579,530	$8.38	600,106

[1]	This amount includes:

•	252,962 performance-based restricted stock units based on the maximum number of shares potentially payable under the awards (187.5% of target) that have not been earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The performance-based restricted stock units are all granted under the 2000 Plan;

•	19,492 performance-based restricted stock units (150% of target) that were earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The performance-based restricted stock units are all granted under the 2000 Plan;

•	15,677 performance-based restricted stock units (141% of target) that were earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The performance-based restricted stock units are all granted under the 2000 Plan;

•	16,127 performance-based restricted stock units (145% of target) that were earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The performance-based restricted stock units are all granted under the 2000 Plan;

•	23,340 performance-based restricted stock units (133% of target) that were earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The performance-based restricted stock units are all granted under the 2000 Plan;

•	6,478 performance-based restricted stock units based on the maximum number of shares potentially payable under the awards (100.0% of target) that have not been earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The performance-based restricted stock units are all granted under the 2000 Plan;

•	2,159 performance-based restricted stock units (100% of target) that were earned as of December 31, 2021. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable performance period. The performance-based restricted stock units are all issued under the 2000 Plan;

•	612,130 time-based restricted stock units, which were granted under the 2000 Plan; and

•	35,460 outstanding stock options, which were granted under the 2000 Plan.

[2]	The price in column (b) reflects the weighted average price of all outstanding options under the 2000 Plan that, as of December 31, 2021, had been granted but not forfeited, expired or exercised. Performance-based and time-based restricted stock units are not included in determining the weighted average in column (b) because they have no exercise price.

[3]	Includes securities available for issuance in connection with awards under the 2000 Plan.

[4]	The number in column (a) represents the number of shares of our common stock credited to participant accounts in the Deferred Compensation Plan. The table above does not include any shares that may be credited in the future to participant accounts in the Deferred Compensation Plan. This amount includes:

•	483,456 shares of United common stock that are issuable under the Deferred Compensation Plan at December 31, 2021 as a result of deferrals previously granted under an equity compensation plan approved by shareholders.

•	112,249 shares of United common stock that are issuable under the Deferred Compensation Plan at December 31, 2021 as a result of deferrals not previously granted under an equity compensation plan approved by shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2022 PLAN (PROPOSAL 2).

Executive Officers

Information regarding our current executive officers is set forth below. Each of our executive officers is appointed annually by the Board and serves at the discretion of the Board.

Name (age)	Position with United and Employment History

H. Lynn Harton Age: 60 Officer of United Since 2012

Lynn Harton has served as President, Chief Executive Officer and Director since 2018. Mr. Harton served as President, Chief Operating Officer and Director from 2015 to 2018.

Immediately prior to joining United in 2012, Harton was Executive Vice President and Head of Commercial Banking-South for TD Bank, N.A. Prior to that, Harton served as President and Chief Executive Officer at The South Financial Group (which was sold to TD Bank). With a career beginning in 1983, he has held various executive positions at BB&T, Union Planters Corporation and Regions Financial Corporation.

Jefferson L. Harralson Age: 56 Officer of United Since 2017

Jefferson Harralson has served as Chief Financial Officer since 2017.

Prior to joining United in 2017, Mr. Harralson was a managing director for Keefe, Bruyette and Woods (“KBW”). He joined KBW as vice president in 2002 and was charged with rebuilding the firm’s Southeastern Bank Research effort after the events of September 11, 2001. He led KBW’s small and midsized bank research team and was associate director of research for the entire firm.

Richard W. Bradshaw Age: 60 Officer of United Since 2014

Rich Bradshaw has served as Chief Banking Officer since 2019. Mr. Bradshaw served as President, Commercial Banking Solutions from 2014 to 2018.

Prior to joining United in 2014, Mr. Bradshaw served as the head of U.S. SBA Programs at TD Bank and led the bank to become the 8th largest SBA lender in the United States. Bradshaw also developed a successful SBA lending unit at Carolina First before it was acquired by TD Bank. He previously served as president at UPS Capital Business Credit in Atlanta, GA where he was responsible for sales and marketing, asset-based lending, equipment leasing, SBA and insurance.

Bradshaw is a retired commander from the U.S. Naval Reserve Intelligence Program and served five years of active duty as a captain in the U.S. Air Force.

Robert A. Edwards Age: 57 Officer of United Since 2015

Rob Edwards has served as Chief Risk Officer since 2019. Mr. Edwards served as Chief Credit Officer from 2015 to 2019.

Prior to joining United in 2015, Mr. Edwards served as executive credit officer over Credit Policy and Risk Reporting and Analytics at TD Bank N.A. He also served as the chief credit officer at The South Financial Group.

Melinda Davis Lux Age: 49 Officer of United Since 2020

Melinda Davis Lux has served as General Counsel and Corporate Secretary since 2020.

Prior to joining United in 2020, Ms. Davis Lux was a partner with Womble Bond Dickinson in Greenville, S.C. and served as a Global Board Member of Womble Bond Dickinson International. Earlier in her career, Davis Lux was a partner with the Wyche Law Firm, a corporate associate for Kilpatrick Stockton, LLP and Law Clerk to the Honorable Alexander B. Denson of the U.S. District Court in Raleigh, North Carolina.

Mark Terry Age: 55 Officer of United Since 2016

Mark Terry has served as Chief Information Officer since 2017. Mr. Terry served as Chief Technology Officer from 2016 to 2017.

Prior to joining United in 2016, Mr. Terry served as Chief Information Officer of The Palmetto Bank, Chief Information Officer of the Forcht Group of Kentucky, and System Engineer at EDS, Inc.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders each year with an opportunity to vote, on an advisory basis, on compensation paid to our named executive officers (“Named Executive Officers” or “NEOs”) as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Accordingly, we are asking our shareholders to provide an advisory nonbinding (“say-on-pay” vote) to approve our executive compensation as we have described it in Executive Compensation: Compensation Discussion and Analysis and in the accompanying compensation tables. At our 2021 Annual Meeting of Shareholders, over 97% of the votes cast favored the “say- on-pay” proposal. Our Talent and Compensation Committee believes that this result evidences strong shareholder support of our executive compensation programs and maintained a consistent overall approach for 2021.

Our Talent and Compensation Committee oversees our executive compensation program, structures the program, adopts changes to the program and awards compensation as appropriate to reflect United’s performance and promote the objectives of the program. Our compensation programs are designed to attract and retain talented, experienced and qualified individuals, to motivate and reward outstanding performance while maintaining safe and sound banking practices, to promote our strategic goals and to support long-term value creation for our shareholders.

The “say-on-pay” vote is advisory and will not be binding on the Board or the Talent and Compensation Committee. However, our Board and Talent and Compensation Committee value our shareholders’ views and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” OUR “SAY-ON-PAY” PROPOSAL (PROPOSAL 3).

Executive Compensation

This section provides details of compensation during 2021 for our NEOs:

Name	Position
H. Lynn Harton	Chairman, President and Chief Executive Officer
Jefferson L. Harralson	Executive Vice President, Chief Financial Officer
Richard W. Bradshaw	Executive Vice President, Chief Banking Officer
Robert A. Edwards	Executive Vice President, Chief Risk Officer
Melinda Davis Lux	Executive Vice President, General Counsel and Corporate Secretary

Compensation Discussion and Analysis

Overview of Compensation Program

Our Talent and Compensation Committee is responsible for determining the compensation that is paid or awarded to our Company’s executive officers. For purposes of this Proxy Statement, the term “executive officer” means the executive leadership of the Company, including the NEOs. Our Talent and Compensation Committee strives to design our executive compensation programs to serve the long-term interests of our shareholders. To deliver superior shareholder returns, we believe that it is critical to provide competitive compensation packages that will attract, retain and motivate talented and experienced executives with the requisite expertise. Our program is designed to balance short-term and long-term components of compensation and, consequently, incent achievement of our annual business plan and long-term business strategies.

2021 Select Business Highlights

Short-Term Highlights

Diluted net income per common share (GAAP)	For the Years Ended December 31,
	2021	2020	Change % / bp
	$2.97	$1.91	55.5%
Diluted net income per common share (operating)	$3.09	$1.98	56.1%
Net income (GAAP) ($000)	$269,801	$164,089	64.4%
Net income (operating) ($000)	$280,597	$169,767	65.3%
Return on assets (GAAP)	1.37%	1.04%	0.33
Return on assets (operating)	1.42%	1.07%	0.35
Return on common equity (GAAP)	13.14%	9.25%	3.89
Return on common equity (operating)	13.68%	9.58%	4.10
Return on tangible common equity (operating)	17.33%	12.24%	5.09
Net charge-offs to average loans	0.00%	0.17%	0.17

See reconciliation of non-GAAP measures related to GAAP financial measures on page 46 of United’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022.

In addition to financial highlights, during 2021, the Company:

•	Experienced loan growth of 4.9% excluding PPP runoff.

•	Experienced deposit growth of 15.7% excluding brokered certificate of deposit accounts.

•	Awarded $277 thousand in charitable contributions to improve the economic vitality and quality of life in the communities we serve through the United Community Bank Foundation.

•	Acquired FinTrust, an investment advisory firm headquartered in Greenville, South Carolina, with additional locations in Anderson, South Carolina, and Athens and Macon, Georgia, on July 6, 2021. The firm provides wealth and investment management services to individuals and institutions within its markets.

•	Completed the acquisition of Aquesta, a bank headquartered in Cornelius, North Carolina that operated a network of branches primarily located in the Charlotte metropolitan area, on October 1, 2021.

•	Entered into an agreement to aquire Reliant, a bank headquartered in Brentwood, Tennessee, a suburb of Nashville, which closed on January 1, 2022. Reliant operates a 25 branch network in Tennessee, located primarily in the Nashville, Clarksville and Chattanooga metropolitan areas. It also has a manufactured housing finance group based in Knoxville.

•	Appointed Jennifer M. Bazante to serve on our Board of Directors, effective September 1, 2021. Ms. Bazante is the Chief Marketing and Communications Officer for Humana, Inc., by whom she has been employed since 2014, and brings a depth of experience leading world-class marketing organizations.

•	Was recognized by Forbes as one of the “100 Best Banks in America” for the eighth consecutive year.

•	Was recognized by J.D. Power as having the highest customer satisfaction score in the Southeast.

•	Was named one of the Best Banks to Work For by American Banker for the fifth consecutive year.

Long-Term Highlights

We have generated strong financial results over the past 5+ years, more than doubling net income while also adding substantial capital, both organically and through M&A. Since the end of 2016, we increased our already strong common equity tier-1 risk-based capital ratio by 123 basis points to 12.46% and our tier-1 risk-based capital ratio by 194 basis points to 13.17% providing greater flexibility for strategic company growth and capital actions while maintaining a strong balance sheet. In spite of the volatile operating environment created by the COVID-19 pandemic, we have continued to outperform our peers with respect to both return on average assets (“ROA”) and return on average tangible common equity (“ROTCE”).

Total Shareholder Return (“TSR”)

The graph below shows our TSR1 expressed as the cumulative return to shareholders over the past decade. As illustrated, a $100 investment in United Community Banks, Inc. common stock on December 31, 2011 would be valued at $587 as of December 31, 2021, significantly outperforming the financial services industry over the period, as measured by the KBW NASDAQ Regional Bank Index (KRX).

Performance for the period ended December 31, 2021	United Community Banks, Inc.	KBW Nasdaq Regional Bank Index (KRX)
1-Year	35%	32%
3-Year	173%	60%
5-Year	337%	45%
10-Year	497%	239%

1 TSR shows the actual return on an initial investment with dividends reinvested.

Key Aspects of the 2021 Executive Compensation Program

Overview

Our executive compensation program is comprised of three main components:

Base Salary	• Primarily reflects scope of responsibilities, individual skills and capabilities and individual performance in light of competitiveness in the markets in which we retain executive talent
Annual Nonequity Incentive Awards	• Provides short-term variable pay for performance based on key operating goals
Long-Term Equity Incentive Awards	• Consists of grants of performance-based and time-based restricted stock units
• Aligns the long-term interests of our executive officers with those of our shareholders to support long-term value creation

Annual Nonequity Incentive Awards Earned in 2021

During 2021, each NEO earned a payout under our annual nonequity incentive award program of 140.10% of his or her target payout level.

The Committee selected the following six performance objectives and assigned weights for 2021 nonequity incentive awards:

		2021 Corporate Performance Levels
		50%	100%	150%
Performance Objective	Overall Weight	Threshold	Target	Maximum	2021 Actual	2021 Result
Pre-Tax Pre-Provision Earnings per Share	20.0%	$ 3.30	$ 3.40	$ 3.47	$ 3.50	30.00%
Operating Earnings per Share	15.0	$ 2.14	$ 2.20	$ 2.25	$ 3.09	22.50%
Net Charge-Offs / Total Loans	15.0	0.35%	0.27%	0.20%	0.00%	22.50%
NPAs / Total Assets[1]	15.0	25th Percentile	50th Percentile	75th Percentile	75th Percentile	22.50%
Operating Efficiency Ratio	20.0	57.00%	54.30%	52.30%	53.83%	22.35%
Customer Satisfaction Rating	15.0	95.50%	96.50%	97.50%	97.20%	20.25%
						140.10%

1 NPAs / Total Assets metric excludes restructured loans.

For 2021, the Talent and Compensation Committee adjusted the performance objectives for nonequity incentive awards as compared to prior years. Specifically, the Talent and Compensation Committee determined that it was appropriate to add two new performance objectives for 2021 nonequity incentive awards: pre-tax pre-provision earnings per share and net charge offs as a percentage of total loans. The Talent and Compensation Committee determined that economic forecasts outside of the control of management had the potential to drive current expected credit losses methodology (“CECL”) provision releases in 2021 that could artificially increase earnings per share. As such, the Committee deemed it appropriate to use pre-tax, pre-provision earnings per share as a measure more directly driven by management’s performance rather than exogenous factors.

See 2021 Executive Compensation Components: Annual Nonequity Incentive Awards for additional information regarding annual nonequity incentive awards earned by NEOs in 2021.

Long-Term Equity Incentive Awards Granted in 2021

Our 2021 long-term equity incentive award grants were made in restricted stock units that consisted of 70% performance-based restricted stock units (“PRSUs”) and 30% time-based restricted stock units (“TRSUs”) as shown in the table below.

Name	Target Award as % of Base Salary	2021 Annual Equity Incentive Award (PRSUs) (#)	Fair Value of 2021 Annual Equity Incentive Award (PRSUs) ($)	2021 Annual Equity Incentive Award (TRSUs) (#)	Fair Value of 2021 Annual Equity Incentive Award (TRSUs) ($)
H. Lynn Harton	115.0%	21,234	$ 638,294	9,125	$ 274,298
Jefferson L. Harralson	70.0	6,910	207,715	2,970	89,278
Richard W. Bradshaw	70.0	6,910	207,715	2,970	89,278
Robert A. Edwards	70.0	6,503	195,480	2,795	84,018
Melinda Davis Lux	70.0	5,691	171,071	2,446	73,527

Annual PRSUs granted in 2021 will vest, if at all, in equal installments with 25% vesting on February 15 of each of the following years: 2023, 2024, 2025 and 2026. Vesting of the PRSUs on each vesting date will be based on our performance in the immediate calendar year before vesting (e.g., the number of awards that vest on February 15, 2023 will be determined by our performance for the 2022 calendar year).

Annual TRSUs granted in 2021 will vest in equal installments with 25% vesting on November 15, 2022 and then on August 15 of 2023, 2024 and 2025 assuming the executives remain employed with us, subject to certain exceptions.

The performance measure selected by the Talent and Compensation Committee for the PRSUs is our return on average assets for the applicable calendar year performance period relative to the designated peer group as adjusted by the TSR modifier relative to the same designated peer group.

See 2021 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information regarding long-term equity incentive awards granted to NEOs in 2021.

Shareholder Response

The most recent shareholder advisory vote on our NEO compensation was held at our 2021 Annual Meeting of Shareholders. Excluding abstentions and broker nonvotes, over 97% of the votes cast were in support of our executive compensation program. Because we view this outcome as overwhelmingly supportive of our compensation policies and practices, we do not believe the vote requires consideration of changes to the program. Nonetheless, because market practices and our business needs continue to evolve, we continually evaluate our program and make changes when warranted.

Pay for Performance

Consistent with our compensation philosophy, and as illustrated below, a significant portion of 2021 total direct compensation for our NEOs was based on performance as compared to pre-established goals.

Variable/At Risk
CEO	62%
All Other NEOs	53%

Legend:

TRSU — Long-Term Equity Incentive Awards (Time-Based)

PRSU — Long-Term Equity Incentive Awards (Performance-Based)

Compensation Philosophy and Objectives

Our overall compensation philosophy seeks to achieve the following objectives with respect to our employees:

Competitive	We offer competitive compensation to our executives and employees based on comparable external market information.
Fair and Equitable	We are committed to the fair and equitable administration of our compensation and incentive plans.
Performance-Based	We strive to reward our employees on the basis of individual and company-wide, risk-adjusted performance.
Long-Term Soundness	We attempt to appropriately balance risks and rewards in a manner that does not encourage excessive or imprudent risk-taking by our executives and employees. We take into account a number of performance metrics when determining whether to award incentive compensation to promote long-term financial success.
Communication	We make every effort to communicate each individual’s compensation package clearly.
Peer Positioning	We use peer compensation levels to help guide our decisions. Our targets for total direct compensation (base salary, annual incentives and long-term incentives) are:

a. New to Position:	Between the 1st and 40th percentile
b. Experienced:	40th -60th percentile
c. Proven High Performer:	60th -75th percentile

The material compensation principles applicable to the compensation of our NEOs are outlined below:

•	In determining total compensation, we consider the reasonable range of the median of total compensation of comparable positions at companies within our market comparator group, while accounting for distinct circumstances not reflected in the market data such as unique job descriptions as well as the impact that a particular officer may have on our ability to meet business objectives. For competitive or other reasons, our levels of total compensation or any component of compensation may exceed or be below the median range of our market comparator group.

•	We set base salaries to reflect the responsibilities, experience, performance and contributions of the NEOs and the salaries for comparable benchmarked positions while maintaining an appropriate balance between base salary and incentive compensation.

•	We reward NEOs who enhance our performance by linking nonequity and equity incentive awards to the achievement of our financial goals.

•	We promote share ownership to align the interests of our NEOs with those of our shareholders.

•	In approving compensation arrangements, we consider recent compensation history including special or unusual compensation payments.

We have change-in-control severance agreements with our NEOs to promote executive continuity, aid in retention and secure valuable protections for United, such as restrictive covenants, as well as to facilitate implementation of our clawback policy.

The Talent and Compensation Committee believes that:

•	The compensation of our executive officers should reflect their individual performance and their performance as an executive management team in attaining key operating metrics.

•	Performance objectives should be motivating and challenging but also achievable and consistent with our safe and sound operation.

•	Compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, and should not encourage unnecessary or excessive risks.

Compensation Best Practices

We strive to align our executives’ interests with those of our shareholders. We further strive to follow sound governance practices over our executive compensation program and to ensure that our compensation programs and practices are consistent with safe and sound banking practices. Below are key features of our executive compensation program that we believe encourage executive performance consistent with responsible compensation practices.

What We Do

Pay for Performance	A significant portion of executive compensation is linked to key metrics of financial performance.

Multi-Year Vesting Period for Long-Term Incentive Awards	Time-based restricted stock unit and performance-based restricted stock unit awards generally vest, subject to performance achievement, ratably over a four-year period.

Double Trigger Change-in-Control Provisions	Our severance agreements require both a change in control and termination of employment without cause or for good reason for an executive to be entitled to severance payments. In addition, our long-term equity incentive awards for executive officers include similar double-trigger vesting provisions.

United Share Ownership Guidelines	We have robust share ownership guidelines for our executive officers to align the interests of our executive officers with those of our shareholders.

Clawback Policy	Our Board has adopted a policy relating to the clawback of incentive compensation paid to our executive officers in the event of certain restatements of our financial statements.

Annual Compensation Risk Assessment	Our Talent and Compensation Committee assesses the risk of all compensation programs at least annually.

What We Don’t Do

No Tax Gross-Ups	We do not provide any tax gross-ups.

No Hedging or Pledging of United Stock	We have a policy that prohibits our directors, officers and employees from engaging in short sales, trading in puts, calls and other options or derivatives with respect to our stock and hedging our stock.

No Repricing of Stock Options Without Shareholder Approval	Our Key Employee Stock Option Plan prohibits repricing without shareholder approval.

Role of the Talent and Compensation Committee

Oversight

Our Talent and Compensation Committee is comprised entirely of independent directors. The Committee determines and approves the compensation of our executive officers. The independent members of our Board of Directors provide input with respect to our CEO’s compensation and ratify the Talent and Compensation Committee’s determinations with respect to our CEO’s compensation.

Approach to Total Compensation and its Components

In establishing the total compensation of each of our executive officers, the Talent and Compensation Committee considers the following factors:

•	Scope of responsibilities

•	Value of his or her unique skills and capabilities to support our long-term performance

•	Contribution as a member of the executive management team

•	Performance as compared to individual objectives

•	Performance of the Company as compared to the Company’s three-year strategic plan and annual business plan

•	Performance of the Company as compared to a peer group

•	Peer group compensation information

In determining total compensation of our executive officers, the Talent and Compensation Committee considers the reasonable range of the median of total compensation of comparable positions at companies within our peer group. The Committee also considers the balance of nonequity and equity compensation and short-term and long-term compensation of comparable positions at companies within our peer group. The Committee does not have a policy or target for the allocation of compensation between nonequity and equity compensation or short-term and long-term compensation.

Our Talent and Compensation Committee believes that a significant portion of executive compensation should be based on Company performance. Our annual nonequity incentive awards are granted based 100% on the performance of the Company as compared to pre-established goals. In addition, at least 70% of our long-term equity incentive awards vest based on the performance of the Company as compared to pre-established goals.

Our Talent and Compensation Committee believes that granting long-term equity incentive awards to our executive officers provides a competitive incentive opportunity, links executive compensation with long-term performance and strengthens the alignment of executive compensation with shareholder value creation.

We utilize our equity-based awards:

•	As a retention tool to encourage the long-term service of our executives

•	To provide our executive management team a direct interest in our future success

•	To directly align the interests of our executives with shareholder value creation

Role of Outside Advisors

In 2021, the Talent and Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), otherwise known as McLagan, to provide independent compensation consulting services. Aon has provided compensation consulting services to the Talent and Compensation Committee since 2015.

The Talent and Compensation Committee determines the scope of Aon’s services and has approved a written agreement pursuant to which Aon provides independent advice to the Committee. The approved scope of Aon’s work generally includes performing analyses and providing independent advice related to our executive and nonemployee director compensation programs, providing competitive market studies and other services that support the Talent and Compensation Committee’s decisions, such as providing advice in areas such as compensation philosophy, compensation risk assessment, market comparator group, incentive plan design, executive compensation disclosure, emerging best practices and changes in the regulatory environment.

Aon, along with management, also prepares benchmarking data for consideration by the Talent and Compensation Committee in making decisions with respect to base salary, the annual nonequity incentive award program and the long-term equity incentive award program.

The Talent and Compensation Committee annually reviews the independence and performance of its compensation consultant and the consulting services provided. In evaluating the independence and performance and considering the retention of its compensation consultant, the Talent and Compensation Committee also assesses the consultant’s independence in accordance with Nasdaq listing standards, taking into account whether:

•	The consultant provides other services to United;

•	The fees paid by United to the compensation consultant represent an insignificant portion of the consultant’s total revenues;

•	The consultant maintains policies and procedures designed to prevent conflicts of interest between the consultant and the companies to which it provides services, as well as between its individual employees and such companies;

•	United or any member of the Talent and Compensation Committee have any other business or personal relationship with the consultant or its employees who provide services to the Committee;

•	The consultant, or its employees who provide services to the Talent and Compensation Committee, own any United securities; and

•	Any executive officer of United has any business or personal relationship with the consultant or its employees who provide services to the Talent and Compensation Committee.

In 2021, Aon’s compensation advisory role included providing market information on executive and director compensation levels and practices, assisting in the design of executive and director compensation programs and providing input on related technical and regulatory matters. The total fees paid to Aon in 2021 were comprised of $178,597 in services for executive compensation consulting, $36,475 in additional services for surveys, incentive plan designs and compensation benchmarking and $167,778 in other services.

Based upon these and other factors, the Talent and Compensation Committee concluded that the retention of Aon did not present any conflicts of interest, that Aon was independent and that such retention was appropriate.

When requested by the Talent and Compensation Committee, an Aon representative attends Committee meetings and participates in private sessions with the Committee. Talent and Compensation Committee members may consult directly with Aon from time to time as desired, and the chair of our Talent and Compensation Committee regularly consults with Aon with respect to Committee responsibilities and compensation matters.

Management’s Role in Determining Executive Compensation

Our executive management team develops a rolling three-year strategic plan and annual business plan. The three-year strategic plan and annual business plan are reviewed and approved by our Board. Financial performance targets used in our incentive compensation programs typically are derived from those plans.

Our CEO develops compensation recommendations for our executive officers based on each executive’s scope of responsibilities, individual performance and contributions to the executive management team, as well as market data provided by Aon. The CEO evaluates and reports to the Talent and Compensation Committee on the performance of each of the other NEOs, in each case, versus previously established goals. The Talent and Compensation Committee also has input into each NEO’s performance evaluation. No objective criteria or relative weighting is assigned to any individual goal or factor. In making compensation recommendations, the CEO also takes into account United’s performance as compared to our Board-approved plans and peer group performance. Our Talent and Compensation Committee reviews and considers the recommendations of the CEO and his evaluation of the performance of our executive officers.

Our Talent and Compensation Committee determines the compensation of our CEO after assessing the performance of the CEO and the performance of the Company as compared to the Board-approved plans and peer group performance. Our Lead Director, who consults regularly with the CEO and other directors, provides input to the Committee with respect to the CEO’s performance. The Committee also consults with Aon as to the appropriateness of our CEO’s compensation and each component of compensation in light of market practices, sound governance practices and trends in compensation practices in the banking industry.

Although the Committee values and solicits management’s input, it retains and exercises sole authority to make decisions regarding executive officer compensation.

Market Benchmarking

On an annual basis, the Talent and Compensation Committee selects a benchmark group of publicly-traded financial institutions to use in assessing the compensation of United’s executive officers. The peer group is used by our Talent and Compensation Committee to ensure that United’s compensation programs offer competitive compensation opportunities and reflect best practices in compensation plan design.

Aon assists the Committee in selecting the appropriate peer group companies. The Company determined a new peer group in 2020 for the purposes of setting 2021 compensation, based on comparable assets, commercial loan concentrations, number of branches and states of operation. The 2020 benchmark group of publicly-traded financial institutions used to set 2021 compensation (the “2021 Compensation Peer Group”) included:

Company Name[1]	Ticker	City	State	Total Assets 2019Y ($000)
Ameris Bancorp	ABCB	Atlanta	GA	18,242,579
Atlantic Union Bkshs Corp.	AUB	Richmond	VA	17,562,990
BancorpSouth	BXS	Tupelo	MS	21,052,576
Cadence Bancorp.	CADE	Houston	TX	17,800,229
CenterState Bank Corp.	CSFL	Winter Haven	FL	17,142,025
First Busey Corp.	BUSE	Champaign	IL	9,695,729
First Commonwealth Financial	FCF	Indiana	PA	8,308,773
First Financial Bancorp.	FFBC	Cincinnati	OH	14,511,625
First Financial Bankshares	FFIN	Abilene	TX	8,262,227
First Merchants Corp.	FRME	Muncie	IN	12,457,254
Fulton Financial Corp.	FULT	Lancaster	PA	21,886,040
Heartland Financial USA Inc.	HTLF	Dubuque	IA	13,209,597
Old National Bancorp	ONB	Evansville	IN	20,411,667
Park National Corp.	PRK	Newark	OH	8,558,377
Pinnacle Financial Partners	PNFP	Nashville	TN	27,805,496
Renasant Corp.	RNST	Tupelo	MS	13,400,618
S&T Bancorp Inc.	STBA	Indiana	PA	8,764,649
Sandy Spring Bancorp Inc.	SASR	Olney	MD	8,629,002
Simmons First National Corp.	SFNC	Pine Bluff	AR	21,259,143
SouthState Corp.	SSB	Winter Haven	FL	15,921,881
TowneBank	TOWN	Portsmouth	VA	11,947,663
Trustmark Corp.	TRMK	Jackson	MS	13,497,877
UMB Financial Corp.	UMBF	Kansas City	MO	26,561,355
United Bankshares Inc.	UBSI	Charleston	WV	19,662,324
WesBanco Inc.	WSBC	Wheeling	WV	15,720,112

[1]	The following publicly-traded financial institutions were removed from the 2021 Compensation Peer Group used to set 2021 compensation: Independence Bank Group Inc. – as a result of its pending acquisition, which subsequently fell through, with Texas Capital Bancshares Inc. at the time the compensation peer group was being developed; LegacyTexas Financial Group Inc. – as result of being acquired in fourth quarter 2019 by Prosperity Bancshares Inc.

The following publicly-traded financial institutions were added to the 2021 Compensation Peer Group: First Busey Corporation and Heartland Financial USA Inc. – as a result of expansion of the geographic area to include Illinois and Iowa (among other states); Park National Corp. – as a result of surpassing the 50% commercial loan threshold required to be considered a peer (had previously been excluded due to a relatively low mix of commercial loans in their portfolio).

The Talent and Compensation Committee believes that this group was representative of the markets in which we compete for executive talent. The Talent and Compensation Committee uses the peer group to obtain a general understanding of the current compensation practices for our industry as compared to United including a review of base salaries, annual nonequity incentive awards and long-term equity incentive awards.

When determining compensation for our executive officers for 2021, the Talent and Compensation Committee considered the median range of total compensation and components of compensation for the comparable roles within the 2021 Compensation Peer Group companies. Although the Committee did not seek to set compensation at a specific target level as compared to the 2021 Compensation Peer Group, the Committee considered whether total compensation and its components for each of our executive officers was within a reasonable range of the median compensation for comparable positions at the 2021 Compensation Peer Group companies.

2021 Executive Compensation Components

The Company’s executive compensation program has three main components – base salary, annual nonequity incentive awards and long-term equity incentive awards. There are also limited perquisites.

Base salary and annual nonequity incentive awards are primarily designed to reward current and past performance. Long-term equity incentive awards are primarily designed to promote long-term future growth. Our Talent and Compensation Committee has structured the Company’s annual nonequity incentive award program and long-term equity incentive award program to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals.

Base Salary

To attract and retain qualified executives, base salary is provided to our executive officers. The base salary is determined based on position, responsibility and skills and capabilities using competitive criteria as well as an assessment of the individual’s performance. Our Talent and Compensation Committee also considers market data provided by our outside consultants when determining base salaries for executive officers.

Base salary levels are typically reviewed annually as part of our annual performance review process as well as upon a promotion or other change in job responsibilities.

During 2021, the base salaries of our NEOs changed as follows:

Name	2020 Base Salary ($)	2021 Base Salary ($)	% Change
H. Lynn Harton	$ 775,000	$ 795,000	2.6%
Jefferson L. Harralson	420,000	425,000	1.2
Richard W. Bradshaw	385,000	425,000	10.4
Robert A. Edwards	385,000	400,000	3.9
Melinda Davis Lux	325,000	350,000	7.7

The Talent and Compensation Committee determined in 2021 to increase base salaries based primarily on individual performance and market data.

Annual Nonequity Incentive Awards

The Talent and Compensation Committee believes that a significant portion of executive compensation should be linked directly to the achievement of specified financial and nonfinancial objectives. Our Management Incentive Plan is a pay-for-performance plan that governs the amount of nonequity incentive compensation we award annually to our executive officers. Under the Management Incentive Plan, the Talent and Compensation Committee determines who is eligible to participate in the plan, the threshold, target and maximum payout levels that can be awarded under the plan and the corporate performance metrics and qualitative measures used to determine awards. Those measures are generally based on annual corporate and financial performance goals established at threshold, target and maximum levels based on our strategic and operating objectives. At the end of each year, the actual performance for each of the chosen metrics is measured separately against target level. Corporate performance that meets the target level results in a 100% payout. Awards are prorated for actual performance results between levels (e.g., between threshold, target and maximum). The Talent and Compensation Committee has discretion to modify awards under the Management Incentive Plan.

In order to qualify for an annual incentive award, individual performance must also meet expectations of the CEO, the Talent and Compensation Committee and the Board. The CEO evaluates and reports to the Talent and Compensation Committee on the performance of each of the other NEOs, in each case versus previously established goals. The Talent and Compensation Committee also has input into each NEO’s performance evaluation. The Talent and Compensation Committee evaluates the performance of the CEO primarily based on Company performance relative to the strategic plan and annual business plan.

2021 Nonequity Incentive Award Performance Goals

The Talent and Compensation Committee determined that it was appropriate to change the performance objectives for 2021 nonequity incentive awards. Specifically, the Talent and Compensation Committee determined that it was appropriate to add two new performance objectives as compaired to prior years for 2021 nonequity incentive awards: pre-tax pre-provision earnings per share and net charge offs as a percentage of total loans. The Talent and Compensation Committee determined that economic forecasts outside of the control of management had the potential to drive CECL provision releases in 2021 that could artificially increase earnings per share. As such, the Committee deemed it appropriate to use pre-tax, pre-provision earnings per share as a measure more directly driven by management’s performance rather than exogenous factors.

The six performance objectives, the assigned weight for each objective, the threshold, target and maximum performance level for each objective and our financial performance under each objective for 2021, were as follows:

		2021 Corporate Performance Levels
		50%	100%	150%
Performance Objective	Overall Weight	Threshold	Target	Maximum
Pre-Tax Pre-Provision Earnings per Share	20.0%	$3.30	$3.40	$3.47
Operating Earnings per Share	15.0	$2.14	$2.20	$2.25
Net Charge-Offs / Total Loans	15.0	0.35%	0.27%	0.20%
NPAs / Total Assets[1]	15.0	25th Percentile	50th Percentile	75th Percentile
Operating Efficiency Ratio	20.0	57.00%	54.30%	52.30%
Customer Satisfaction Rating	15.0	95.50%	96.50%	97.50%
1 NPAs / Total Assets metric excludes restructured loans.

2021 Nonequity Incentive Award Opportunities

In 2021, the Talent and Compensation Committee established the annual nonequity incentive award opportunities under the Management Incentive Plan as a percentage of base salary. Target award opportunities were designed to provide for total cash compensation that rewards executives for driving our success and are competitive with general practices within our peer group. The 2021 potential nonequity incentive award payments, expressed as a percentage of base salary, were as follows:

Name	Threshold	Threshold Incentive Payment ($)	Target	Target Incentive Payment ($)	Maximum	Maximum Incentive Payment ($)
H. Lynn Harton	50.0%	$397,500	100.0%	$795,000	150.0%	$1,192,500
Jefferson L. Harralson	32.5	138,125	65.0	276,250	97.5	414,375
Richard W. Bradshaw	32.5	138,125	65.0	276,250	97.5	414,375
Robert A. Edwards	30.0	120,000	60.0	240,000	90.0	360,000
Melinda Davis Lux	27.5	96,250	55.0	192,500	82.5	288,750

Threshold, target and maximum incentive payments in the chart above are based on 2021 base salaries.

2021 Nonequity Incentive Award Payouts

The payout percentage, based on our financial performance for each objective in 2021, were as follows:

		2021 Corporate Performance Levels
		50%	100%	150%
Performance Objective	Overall Weight	Threshold	Target	Maximum	2021 Actual	2021 Result
Pre-Tax Pre-Provision Earnings per Share	20.0%	$3.30	$3.40	$3.47	$3.50	30.00%
Operating Earnings per Share	15.0	$2.14	$2.20	$2.25	$3.092	22.50%
Net Charge-Offs / Total Loans	15.0	0.35%	0.27%	0.20%	0.00%	22.50%
NPAs / Total Assets[1]	15.0	25th Percentile	50th Percentile	75th Percentile	75th Percentile	22.50%
Operating Efficiency Ratio	20.0	57.00%	54.30%	52.30%	53.83%[2]	22.35%
Customer Satisfaction Rating	15.0	95.50%	96.50%	97.50%	97.20%	20.25%
						140.10%

[1]	NPAs / Total Assets metric excludes restructured loans.

[2]	Both our operating earnings per share and operating efficiency ratio exclude merger-related and other charges. See reconciliation of non-GAAP measures related to GAAP financial measures on page 46 of United’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022.

The following graphs summarize our 2021 performance with regard to select performance objectives compared with our peer group. The customer satisfaction rating operational measure is based on Customer Service Profiles for which peer comparison data is unavailable. See Role of the Talent and Compensation Committee: Market Benchmarking for our 2021 Compensation Peer Group. The source data for the following graphs is S&P Capital IQ Pro, which standardizes financial data to assist with comparisons across multiple companies. Consequently, the standardized data presented for us below may differ from our actual calculations, which do not take into account such standardizations.

[1]	NPAs / Total Assets metric excludes restructured loans.

[2]	Our operating efficiency ratio excludes merger-related and other charges. See reconciliation of non-GAAP measures related to GAAP financial measures on page 46 of United’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022.

Applying the payout level equal to 140.10% of base salary, our NEOs earned the following nonequity incentive awards in 2021:

Name	2021 Award ($)	Award as % of Target	Award as % of Base Salary
H. Lynn Harton	$1,113,795	140.1%	140.1%
Jefferson L. Harralson	387,026	140.1	91.1
Richard W. Bradshaw	387,026	140.1	91.1
Robert A. Edwards	336,240	140.1	84.1
Melinda Davis Lux	269,693	140.1	77.1

Long-Term Equity Incentive Awards

Annual Awards

We believe that long-term equity incentive awards provide a competitive incentive opportunity for our NEOs, strengthens the alignment of executive pay with shareholder value creation and creates an additional link between pay and our performance (specifically, our return on average assets and total shareholder return). Under our long-term equity incentive award program, we are permitted to grant stock options, restricted stock, restricted stock units and other forms of equity-based compensation.

The Talent and Compensation Committee granted annual equity awards to our NEOs in September 2021. The Talent and Compensation Committee reserves the right to exercise discretion in determining the grant size of awards. Our 2021 awards were made in restricted stock units that consisted of at least 70% PRSUs and 30% TRSUs as shown in the table below.

Name	Target Award as % of Base Salary	2021 Annual Equity Incentive Award (PRSUs) (#)	Fair Value of 2021 Annual Equity Incentive Award (PRSUs) ($)	2021 Annual Equity Incentive Award (TRSUs) (#)	Fair Value of 2021 Annual Equity Incentive Award (TRSUs) ($)
H. Lynn Harton	115.0%	21,234	$638,294	9,125	$274,298
Jefferson L. Harralson	70.0	6,910	207,715	2,970	89,278
Richard W. Bradshaw	70.0	6,910	207,715	2,970	89,278
Robert A. Edwards	70.0	6,503	195,480	2,795	84,018
Melinda Davis Lux	70.0	5,691	171,071	2,446	73,527

Annual PRSUs granted in 2021 will vest, if at all, in equal installments with 25% vesting on February 15 of each of the following years: 2023, 2024, 2025 and 2026. Vesting of the PRSUs on each vesting date will be based on our performance in the immediate calendar year before vesting (e.g., the number of awards that vest on February 15, 2023 will be determined by our performance for the 2022 calendar year).

The performance measure selected by the Talent and Compensation Committee for the annual PRSUs granted in 2021 is our return on average assets for the applicable performance period relative to the designated peer group of companies, as adjusted by the TSR modifier relative to the same designated peer group. Specifically, the number of PRSUs subject to vesting on each applicable vesting date will equal (a) a percentage between 0% to 150% determined based on our return on average assets relative to designated peer companies for the applicable performance period, multiplied by the number of target PRSUs, adjusted by (b) the TSR modifier percentage relative to designated peer companies for the applicable performance period.

The following table summarizes the return on average assets and TSR modifier performance measures:

Return on Average Assets	TSR Modifier
Return on average assets performance relative to designated peer group of companies for the performance period as a percentage of target PRSUs	PRSUs determined based on return on average assets percentage for the performance period is adjusted +/- 25% based on relative total shareholder return
25th Percentile = Threshold (0% of Target) 50th Percentile = Target (100% of Target) 75th Percentile = Maximum (150% of Target)	25th Percentile = Threshold (-25%) 50th Percentile = Target (0%) 75th Percentile = Maximum (+25%)
The return on average assets percentage shall be interpolated between payout levels for performance between performance levels.	The TSR modifier percentage shall be interpolated between payout levels for performance between performance levels.

The benchmark group of publicly-traded financial institutions against which the performance criteria will be measured relative to the 2021 PRSU equity incentive awards granted to the NEOs (the “2021 PRSU Peer Group”) include:

Company Name[1]	Ticker	City	State	Total Assets 2020Y ($000)
Ameris Bancorp	ABCB	Atlanta	GA	$ 20,438,638
Atlantic Union Bkshs Corp.	AUB	Richmond	VA	19,628,449
Cadence Bank	CADE	Tupelo	MS	24,081,194
Commerce Bancshares Inc.	CBSH	Kansas City	MO	32,922,974
First Busey Corp.	BUSE	Champaign	IL	10,544,047
First Financial Bancorp.	FFBC	Cincinnati	OH	15,973,134
First Financial Bankshares	FFIN	Abilene	TX	10,904,500
First Merchants Corp.	FRME	Muncie	IN	14,067,210
Fulton Financial Corp.	FULT	Lancaster	PA	25,906,733
Hancock Whitney Corp.	HWC	Gulfport	MS	33,638,602
Heartland Financial USA Inc.	HTLF	Dubuque	IA	17,908,339
Independent Bk Group Inc.	IBTX	McKinney	TX	17,753,476
Old National Bancorp	ONB	Evansville	IN	22,960,622
Pinnacle Financial Partners	PNFP	Nashville	TN	34,932,860
Prosperity Bancshares Inc.	PB	Houston	TX	34,059,275
Renasant Corp.	RNST	Tupelo	MS	14,929,612
Sandy Spring Bancorp Inc.	SASR	Olney	MD	12,798,429
Simmons First National Corp.	SFNC	Pine Bluff	AR	22,359,752
SouthState Corp.	SSB	Winter Haven	FL	37,789,873
TowneBank	TOWN	Portsmouth	VA	14,626,444
Trustmark Corp.	TRMK	Jackson	MS	16,551,840
UMB Financial Corp.	UMBF	Kansas City	MO	33,127,504
United Bankshares Inc.	UBSI	Charleston	WV	26,184,247
WesBanco Inc.	WSBC	Wheeling	WV	16,425,610

1	The following publicly-traded financial institutions were removed from the 2020 PRSU Peer Group and were, therefore, not included in the 2021 PRSU Peer Group: First Commonwealth Financial Corp., Park National Corp., S&T Bancorp, Inc. – as a result of each falling below the asset floor established for the 2021 PRSU Peer Group.

The following publicly-traded financial institutions were added to the 2021 PRSU Peer Group when compared with the 2020 PRSU Peer Group: Commerce Bancshares, Inc. – as a result of overcoming a number of previous minor concerns and being positioned firmly in the peer asset range; Hancock Whitney Corp. and Prosperity Bancshares, Inc. – as a result of UCBI’s growth positioning it in both Hancock Whitney Corp.’s and Prosperity Bancshares, Inc.’s asset range; Independence Bank Group, Inc. – as a result of a previously announced acquisition falling through (in response to the previous announcement Independence Bank Group, Inc. had been removed from the PRSU Peer Group).

The Talent and Compensation Committee may make appropriate adjustments to this group of peer companies, including retroactively to the first day of the performance period, in the event of any unusual or nonrecurring events that impact such peer companies during the performance period. Peers that are acquired will be excluded from vesting determinations in future years. Annual TRSUs granted in 2021 will vest in equal installments with 25% vesting on November 15, 2022 and then on August 15 of 2023, 2024 and 2025 assuming the executives remain employed with us, subject to certain exceptions.

Perquisites and Other Compensation

We provide executive officers with perquisites and other personal benefits that the Company and our Talent and Compensation Committee believe are reasonable and consistent with its overall compensation program. These perquisites include car allowances and payment of club dues for certain of our executive officers. Our Talent and Compensation Committee periodically reviews the levels and appropriateness of perquisites and other personal benefits provided to executive officers. The Committee believes that the perquisites and other personal benefits further the goals of the Company and are not material with respect to the overall compensation of our executive officers.

Retirement and Other Benefits

401(k) Plan

Our employees, including our executive officers, are eligible to participate in our 401(k) Plan for which we provide matching contributions. Our matching contributions currently are 100% of employee deferrals up to 5% of eligible compensation.

Deferred Compensation Plan

Select members of senior management and certain other highly compensated employees, including our executive officers, are eligible to participate in our nonqualified Deferred Compensation Plan (“DCP”). Pursuant to the DCP, eligible employees can defer certain compensation on a pre-tax basis. The DCP provides for the deferral of up to 75% of annual base salary and up to 100% of annual cash bonus payments or nonequity incentive awards and other specified benefits to certain key employees. The DCP also allows for employer matching contributions for employee contributions that would have been paid under our tax-qualified 401(k) plan if such matching contributions would otherwise exceed the maximum allowable amounts under the 401(k) Plan. Our matching contributions currently are 100% of employee deferrals up to 5% of eligible compensation. In addition, the DCP provides for the deferral of up to 100% of director fees for service by a nonemployee director on our Board and for service by select nonemployee directors on our community bank boards.

Participants are 100% vested in their DCP contributions including earnings or losses thereon. Company contributions, including earnings and losses thereon, vest over a three-year period.

When a participant retires or becomes disabled, we will pay the participant his or her vested benefits as elected by the participant, generally in a lump sum or in annual installments over a period of up to ten years. A participant may also elect to receive scheduled in-service distributions of his or her deferral account during employment in a lump sum or in annual installments over a period of up to five years. All payments are taxable to the participants. See Nonqualified Deferred Compensation for additional information about benefits provided to the NEOs under the DCP.

Modified Retirement Plan

Our Modified Retirement Plan provides annual benefits (paid monthly) that are generally paid at normal retirement in the form of a 100% survivor annuity, are calculated based on a participant’s seniority and position and generally range from 20% to 30% of the participant’s base salary. Normal retirement is defined under the Modified Retirement Plan as attainment of age 65 and completion of at least five years of service.

Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United who is not already a participant nor will it enhance existing benefits for any current participants.

See Pension Benefits for additional information about benefits provided to the NEOs under the Modified Retirement Plan.

Other Post-Employment Payments and Severance Benefits

We have change-in-control severance agreements with each of our executive officers. These severance agreements, among other things, provide for payments to each executive upon a change in control and termination of employment in certain circumstances. We believe that reasonable severance benefits are appropriate to protect executives against circumstances over which they have no control and as consideration for restrictive covenants and to facilitate clawback rights. A change in control, by itself (“single trigger”), does not trigger any severance provision applicable to our executive officers under the severance agreements. Equity awards granted to our executive officers do not provide for single trigger vesting acceleration but rather require a termination event within a certain period of time following a change in control to accelerate vesting of such equity awards. See Potential Payouts Upon Termination or Change of Control for additional information. Certain payments (including those that might be accelerated under the Modified Retirement Plan) will be made upon a termination of employment or a change of control.

The Talent and Compensation Committee believes such terms are standard for a financial institution in the markets in which we operate.

Clawback Policy

Our Board has adopted a policy that allows the Board to clawback compensation paid or awarded to an executive officer or employee in the event of a material restatement of our financial results, including the right to clawback cash incentives and equity awards. Consideration will be given to the circumstances that caused the restatement, issues of accountability for those who bore responsibility for the events, and whether anyone responsible engaged in misconduct, which includes violation of United’s Code of Conduct or policies or any act or failure to act that could reasonably be expected to cause financial or reputational harm to United.

Stock Ownership Guidelines

To directly align the interests of executive officers with the interests of our shareholders, our Board adopted a policy with guidance for each executive officer to acquire and maintain the following minimum ownership of United common stock within five years of becoming an executive officer:

Executive	Minimum Ownership Guidelines
Chief Executive Officer	Own Company stock with a value of at least 3 times his base annual salary
Executive Officers (other than CEO)	Own Company stock with a value of at least 2 times his or her base annual salary

All of the NEOs and other executive officers have met or are on track to meet these targets within the five-year-period.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the U.S. federal income tax deduction for compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other highly compensated executive officers (including, among others, our next three other most highly compensated executive officers as of the end of the calendar year) to a maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any officer covered by Code Section 162(m) to $1,000,000 per officer. To the extent that the aggregate amount of any covered officer’s salary, bonus, amounts realized from option exercises and vesting of restricted stock units or other equity awards and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000 in any year, we are not entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year. Although the Talent and Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, it continues to view the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy. Accordingly, the Talent and Compensation Committee reserves the right to approve compensation that may not be deductible in situations it deems appropriate.

Talent and Compensation Committee Report

The Talent and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Talent and Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

This report has been furnished by the Talent and Compensation Committee of the Board of Directors:

Jennifer K. Mann, Chair James P. Clements Kenneth L. Daniels Lance F. Drummond David C. Shaver

The above Talent and Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other United filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent United specifically incorporates this report by reference therein.

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs during the past three years.

Name and Principal Position1	Year	Salary ($)3	Bonus ($)	Stock Awards ($)4	Non-Equity Incentive Plan Compensation ($)5	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)6	All Other Compensation ($)7	Total ($)
H. Lynn Harton	2021	$ 795,000	-	$ 912,592	$ 1,113,795	$ 118,749	$ 75,310	$ 3,015,446
President & Chief
Executive Officer	2020	775,000	-	891,586	755,250	947,467	73,533	3,442,836

	2019	752,083	-	751,814	1,143,125	969,075	68,993	3,685,090

Jefferson L. Harralson	2021	425,000	-	296,993	387,026	80,395	44,521	1,233,935
Executive Vice President &
Chief Financial Officer	2020	420,000	-	294,123	262,438	137,727	44,250	1,158,538

	2019	408,333	-	287,711	402,675	116,463	43,083	1,258,265

Richard W. Bradshaw	2021	425,000	-	296,993	387,026	87,809	42,814	1,239,642
Executive Vice President &
Chief Banking Officer	2020	385,000	-	269,624	262,438	232,609	38,265	1,187,936

	2019	371,666	-	225,568	312,331	346,782	45,940	1,302,287

Robert A. Edwards	2021	400,000	-	279,498	336,240	69,239	32,000	1,116,977
Executive Vice President &
Chief Risk Officer	2020	385,000	-	269,624	228,000	157,233	31,250	1,071,107

	2019	373,750	-	225,568	312,331	267,526	40,027	1,219,202

Melinda Davis Lux2	2021	350,000	75,0009	244,598	269,693	-10	17,917	957,208
Executive Vice President &
General Counsel and	2020	272,0838	-9	295,098	182,875	-10	-	750,056
Corporate Secretary

[1]	Reflects current principal positions.

[2]	Ms. Davis Lux joined United in March 2020.

[3]	Includes any amounts voluntarily deferred under our Deferred Compensation Plan. See Nonqualified Deferred Compensation.

[4]	Amounts shown reflect the aggregate grant date fair value of restricted stock units computed in accordance with FASB ASC Topic 718. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 for a discussion of valuation assumptions. Awards that are subject to performance conditions are included in the Summary Compensation Table assuming that target level performance conditions will be achieved. The following table summarizes the value of the awards subject to performance conditions at the grant date assuming that the highest level of performance conditions is achieved:

Name	Grant Date Fair Value of Stock Awards: Highest Level of Performance Conditions Achieved ($)
H. Lynn Harton	$ 1,196,809
Jefferson L. Harralson	389,457
Richard W. Bradshaw	389,457
Robert A. Edwards	366,522
Melinda Davis Lux	320,770

[5]	Represents amount awarded under our Management Incentive Plan. See Executive Compensation: Compensation Discussion and Analysis: 2021 Executive Compensation Components: Annual Nonequity Incentive Awards for additional information regarding amounts earned in 2021.
[6]	Represents the change in the actuarial present value of the NEO’s accumulated benefits under the Modified Retirement Plan. For this purpose, in accordance with SEC rules, the present value was determined assuming no preretirement death, disability or termination and that benefits commence at the later of current age or the earliest age at which unreduced benefits are available. Other assumptions are those applicable for valuing pension benefits for purposes of our financial statements, including a discount rate of 2.90% and postretirement mortality rates based on aggregate 2012 base rates from the PRI-2012 mortality study, with white collar adjustment projected generationally using Scale MP-2021. See Compensation Discussion and Analysis: 2021 Executive Compensation Components: Retirement and Other Benefits and Pension Benefits for additional information. The 2021 change in actuarial present value reflects an additional year of service rendered by participants, age increases reflecting that each participant is one year closer to retirement and changes in key actuarial assumptions, principally, discount rate assumptions and mortality assumptions. Our Deferred Compensation Plan does not credit above-market or preferential earnings.
[7]	The amounts in this column include the following for 2021:

Name	Auto Allowance ($)	Club Membership Dues ($)	Employer Contributions to the Deferred Compensation Plan ($)	Employer Contributions to the 401(k) Plan ($)	Total ($)
H. Lynn Harton	$ 15,000	$ 25,313	$ 25,250	$ 9,747	$ 75,310
Jefferson L. Harralson	15,000	21,000	6,750	1,771	44,521
Richard W. Bradshaw	12,000	9,564	6,750	14,500	42,814
Robert A. Edwards	12,000	-	5,500	14,500	32,000
Melinda Davis Lux	10,000	-	3,000	4,917	17,917

[8]	Ms. Davis Lux’s 2020 salary represents the amount of base salary paid in 2020 since her hire in March 2020.
[9]	Ms. Davis Lux’s employment offer included a one-time hiring bonus of $75,000 that became vested and was earned during the first quarter of 2021. Ms. Davis Lux elected to defer this payment under our Deferred Compensation Plan.
[10]	Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United who was not already a participant. As a result, Ms. Davis Lux was not offered participation in the Modified Retirement Plan upon employment.

Grant of Plan-Based Awards

The following table summarizes each NEO’s 2021 nonequity incentive opportunity under Estimated Future Payouts Under Nonequity Incentive Plan Awards. Actual annual nonequity incentives earned in 2021 are shown in the Summary Compensation Table. See Compensation Discussion and Analysis: 2021 Executive Compensation Components: Annual Nonequity Incentive Awards for additional information.

The following table also shows information regarding equity incentives granted to our NEOs during 2021. Awards summarized under Estimated Future Payouts Under Equity Incentive Plan Awards include the threshold, target and maximum number of PRSUs which could be earned by each NEO based upon the level of achievement of the applicable performance measures. The awards listed under All Other Stock Awards include TRSUs that vest over time based upon the applicable NEO’s continued employment with United. See Compensation Discussion and Analysis: 2021 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information. Columns have been omitted from this table because they were not applicable.

		Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards[1]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	Grant Date Fair Value of Stock Awards ($)[3]
H. Lynn Harton		$ 397,500	$ 795,000	$ 1,192,500
	9/1/2021				-	21,234	39,814		$ 638,294
	9/1/2021							9,125	274,298
Jefferson L. Harralson		138,125	276,250	414,375
	9/1/2021				-	6,910	12,956		207,715
	9/1/2021							2,970	89,278
Richard W. Bradshaw		138,125	276,250	414,375
	9/1/2021				-	6,910	12,956		207,715
	9/1/2021							2,970	89,278
Robert A. Edwards		120,000	240,000	360,000
	9/1/2021				-	6,503	12,193		195,480
	9/1/2021							2,795	84,018
Melinda Davis Lux		96,250	192,500	288,750
	9/1/2021				-	5,691	10,671		171.071
	9/1/2021							2,446	73,527

[1]	Represents the awards of PRSUs that are subject to the achievement of performance conditions in equal installments with 25% vesting on February 15 of each of the following years: 2023, 2024, 2025 and 2026 based on achievement of the prior year’s performance.

[2]	Represents the number of TRSUs that will vest in equal installments with 25% vesting on November 15, 2022, and then on August 15 of each of the following years: 2023, 2024 and 2025, assuming the executives remain employed with us, subject to certain exceptions.

[3]	This amount represents the aggregate grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of the PRSUs that were issued on September 1, 2021 was estimated at the target performance level. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, for a discussion of valuation assumptions.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each NEO, the number and value of unvested restricted stock unit awards as of December 31, 2021. No NEOs had any stock options exercisable or unexercisable as of December 31, 2021. See Compensation Discussion and Analysis: 2021 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information regarding our 2021 equity awards. Columns have been omitted from this table because they were not applicable.

		Stock Awards
				Equity Incentive Plan Awards
Name	Grant Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)[1]	Number of Unearned Shares, Units or Other Rights that have not Vested (#)[2]	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)[1]
H. Lynn Harton	9/15/2017	5,757 [3]	$ 206,907	-	-
	9/1/2018	7,981 [4]	286,837	8,126 [8]	$ 292,048
	9/2/2019	11,472 [5]	412,304	18,702 [8]	672,150
	9/1/2020	19,567 [6]	703,238	42,102 [8]	1,513,146
	12/1/2020	4,684 [7]	168,343	-	-
	9/1/2021	9,125 [7]	327,953	39,814 [8]	1,430,915
Jefferson L. Harralson	9/15/2017	2,579 [3]	92,689	-	-
	9/1/2018	2,979 [4]	107,065	3,034 [8]	109,042
	9/2/2019	4,389 [5]	157,741	7,157 [8]	257,223
	9/1/2020	7,424 [6]	266,819	15,971 [8]	573,998
	9/1/2021	2,970 [7]	106,742	12,956 [8]	465,639
Richard W. Bradshaw	9/15/2017	887 [3]	31,879	-	-
	9/1/2018	1,557 [4]	55,959	1,584 [8]	56,929
	9/2/2019	3,442 [5]	123,705	5,612 [8]	201,695
	9/1/2020	5,832 [6]	209,602	12,549 [8]	451,011
	12/1/2020	1,552 [7]	55,779	-	-
	9/1/2021	2,970 [7]	106,742	12,956 [8]	465,639
Robert A. Edwards	9/15/2017	1,347 [3]	48,411	-	-
	9/1/2018	2,048 [4]	73,605	2,087 [8]	75,007
	9/2/2019	3,442 [5]	123,705	5,612 [8]	201,695
	9/1/2020	5,832 [6]	209,602	12,549 [8]	451,011
	12/1/2020	1,552 [7]	55,779	-	-
	9/1/2021	2,795 [7]	100,452	12,194 [8]	438,252
Melinda Davis Lux	3/11/2020	3,916 [7]	140,741	-	-
	9/1/2020	4,924 [6]	176,969	10,595 [8]	380,784
	9/1/2021	2,446 [7]	87,909	10,670 [8]	383,480

1	Computed by multiplying the number of units by the closing market price of one share of our common stock on December 31, 2021 as reported by the Nasdaq Capital Market.
2	Represents PRSUs that are subject to the achievement of pre-established performance targets and the officer’s continued service through the vesting date. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited.
[3]	Includes PRSUs relative to the 2021 performance period which were earned as of December 31, 2021 and vested on February 15, 2022. 50% of the PRSUs are earned based on our return on average assets performance and 50% are earned based on our return on tangible common equity performance. Relative to the 2021 performance period, PRSUs were earned (and are included) at 1.50x the number of units granted.
[4]	Includes the unvested portion of TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code) as well as a portion of the PRSUs relative to the 2021 performance period which were earned as of December 31, 2021 and vested on February 15, 2022. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. Relative to the 2021 performance period, PRSUs were earned (and are included) at 1.41x the number of units granted.
[5]	Includes the unvested portion of TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code) as well as a portion of the PRSUs relative to the 2021 performance period which were earned as of December 31, 2021 and vested on February 15, 2022. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. Relative to the 2021 performance period, PRSUs were earned (and are included) at 1.45x the number of units granted.
[6]	Includes the unvested portion of TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code) as well as a portion of the PRSUs relative to the 2021 performance period which were earned as of December 31, 2021 and vested on February 15, 2022. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. Relative to the 2021 performance period, PRSUs were earned (and are included) at 1.33x the number of units granted.
[7]	Includes the unvested portion of a TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code).
[8]	Includes a portion of the PRSUs relative to future performance periods which were unearned as of December 31, 2021. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. The number of PRSUs reported in this column assumes achievement at the maximum level (1.875x the number of units granted) for the performance criteria.

Stock Vested

The following table sets forth the value realized upon the vesting and settlement of restricted stock units for the NEOs during 2021. Columns have been omitted from this table because they were not applicable.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
H. Lynn Harton[2]	24,134	$ 783,862
Jefferson L. Harralson	9,251	300,317
Richard W. Bradshaw	6,054	197,399
Robert A. Edwards	6,739	219,196
Melinda Davis Lux[3]	2,113	75,362

[1]	Represents the value realized by multiplying the number of restricted stock unit awards vesting by the closing price of United’s common stock on the date of vesting.
[2]	Mr. Harton elected to defer 15,299 shares acquired on vesting with a realized value on vesting of $493,240.
[3]	All of Ms. Davis Lux’s shares acquired on vesting were elected to be deferred.

Pension Benefits

The following table presents select retirement benefit information for 2021 for each NEO. Columns have been omitted from this table because they were not applicable.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
H. Lynn Harton	Modified Retirement Plan	9.3	$ 4,300,507
Jefferson L. Harralson	Modified Retirement Plan	4.7	440,637
Richard W. Bradshaw	Modified Retirement Plan	7.8	836,371
Robert A. Edwards	Modified Retirement Plan	6.9	612,621
Melinda Davis Lux	Modified Retirement Plan	-	-

See Compensation Discussion and Analysis: 2021 Executive Compensation Components: Retirement and Other Benefits for additional information. See Note 20 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, for information regarding assumptions made in the valuation of these awards. Under the Modified Retirement Plan, any participant, including any of our NEOs, is vested at age 55 if they have five years of service.

Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United who was not already a participant. As a result, Ms. Davis Lux was not offered participation in the Modified Retirement Plan upon employment.

Upon a change in control prior to a participant’s termination of employment, a participant immediately vests in no less than (i) the participant’s annual target benefit if the participant has attained Normal Retirement Age (as defined by the Modified Retirement Plan) or (ii) the greater of the participant’s Early Retirement Benefit, if applicable, or his Accrued Benefit (as defined by the Modified Retirement Plan, without any reduction for commencement of the payments before Normal Retirement Age), if the participant has not attained Normal Retirement Age but has qualified for an Early Retirement Benefit, if applicable or (iii) his Accrued Benefit (notwithstanding the Years of Service, as defined by the Modified Retirement Plan, at such time or whether the participant has incurred a disability). Benefits are payable as provided in the Modified Retirement Plan. The change-in-control benefit, however, is increased to the extent the participant continues employment and accrues additional benefits after the change in control. A participant’s change-in-control benefit is not reduced for any calendar year or partial calendar year that the commencement of the change-in-control benefit precedes the participant’s Normal Retirement Age. The change-in-control benefit is payable in the form of a life annuity unless the participant has elected an alternative payment method.

Nonqualified Deferred Compensation

The following table presents select nonqualified deferred compensation information for 2021 for each NEO. Columns have been omitted from this table because they were not applicable.

Name	Executive Contributions in 2021 ($)[1]	Company Contributions in 2021 ($)[2]	Account Earnings in 2021 ($)	Aggregate Balance at December 31, 2021 ($)
H. Lynn Harton	$ 495,399	$ 25,250	$ 602,942	$ 3,098,673
Jefferson L. Harralson	-	6,750	-	25,951
Richard W. Bradshaw	-	6,750	76,451	379,947
Robert A. Edwards	-	5,500	4,494	63,845
Melinda Davis Lux	144,826	3,000	3,129	150,955

[1]	Executive contributions, as applicable, include:
a.	401(k) Plan restoration contributions made by participants, which are not included in the Summary Compensation Table;
b.	Nonequity incentive compensation, which is included in the Summary Compensation Table in the year earned but contributed to the Deferred Compensation Plan in the year paid; and

c.	Equity compensation, which is included in the Summary Compensation Table in the year granted but contributed to the Deferred Compensation Plan in the year vested.
[2]	All Company contributions are included in the Summary Compensation Table under the column heading All Other Compensation.

Under the Deferred Compensation Plan, upon a change in control, each participant’s Company contribution account becomes fully vested but remains subject to the payment provisions and participant elections as to time and method of payment. This would impact each participant’s Company contribution account. The regular vesting schedule is as follows: (1) less than one year of service – 0%; (2) one but less than two years of service – 33%; (3) two but less than three years of service – 66% and (4) three or more years of service – 100%. See Compensation Discussion and Analysis: 2021 Executive Compensation Components: Retirement and Other Benefits for additional information.

Potential Payouts Upon Termination or Change of Control

Our severance agreements with our NEOs and certain plans and programs in which those officers participate, in each case as in effect at the end of 2021, provide for benefits or payments upon certain employment termination or change-in-control events. We discuss these benefits and payments below except to the extent they are available generally to all salaried employees and do not discriminate in favor of our executive officers or to the extent already discussed previously under Pension Benefits and Nonqualified Deferred Compensation.

The following table outlines the severance compensation payable to the NEOs, assuming separation from service on December 31, 2021, under various employment termination scenarios:

Name	Termination by United for Cause or by Executive Without Good Reason ($)	Termination by United Without Cause or by Executive for Good Reason More than Six Months Prior to Change in Control ($)[1]	Termination by United Without Cause or by Executive for Good Reason Within Six Months Prior to or Eighteen Months Following a Change in Control ($)[2]	Termination Due to Death or Disability ($)[3]
H. Lynn Harton	-	$ 4,254,973	$ 9,715,406	$ 1,468,442
Jefferson L. Harralson	-	1,672,396	3,285,742	534,278
Richard W. Bradshaw	-	1,218,905	2,828,837	377,556
Robert A. Edwards	-	1,238,816	2,691,896	416,667
Melinda Davis Lux	-	698,494	1,884,968	187,876

[1]	In the event of a termination without cause or for good reason outside the change in control period:
a.	Each NEO would continue to vest in all respective unvested restricted stock units granted in 2017, 2018, 2019 and 2020 on the same schedule as if each was employed (subject to performance conditions to the extent applicable); and
b.	Each NEO would forfeit the restricted stock units granted in 2021 because the termination would have occurred prior to the initial restriction period of one year and thirty days from the date of grant.

Payment amounts may be reduced for awards that are subject to performance conditions.

[2]	Represents all compensation that would become due as the result of a change in control on December 31, 2020 including severance payments, bonuses, restricted stock unit awards, COBRA premiums and expenses and other miscellaneous items such as life insurance premiums, auto allowances and club dues provided for under applicable award and change-in-control agreements. United’s change-in-control agreements provide that the compensation and benefits provided for under those agreements shall be reduced or modified so that such payments will not be considered excess parachute payments under Section 280G of the Code if such reduction will allow the executive to receive a greater net after-tax amount than such executive would receive absent such reduction. Otherwise, the payments are not reduced. Reductions (as applicable) are applied dollar-to-dollar, first to cash compensation, so as to not reduce any portion of equity compensation. The change-in-control agreements contain restrictive covenants which provide that a portion of the severance payment shall be allocated to the restrictive covenant. Because the NEOs’ termination would have occurred prior to the initial restriction period of one year and thirty days from the date of grant, the NEOs would forfeit all of their restricted stock units granted in 2021 upon termination. Therefore, 2021 grants of restricted stock units are not included in the calculations. Amounts in this column also include the following personal benefits: Harton (auto: $1,250/month, club: $2,109/month); Harralson (auto: $1,250/month, club: $1,750/month); Bradshaw (auto: $1,000/month, club: $797/month); Edwards: (auto: $1,000/month).
[3]	In the event of death or disability:
a.	Each NEO would continue to vest during 2022 in the unvested portion of restricted stock units granted in 2017, 2018, 2019 and 2020 and the time-based restricted stock units granted in 2021 with the remaining unvested portions forfeited; and
b.	The first vesting date for performance-based restricted stock units granted in 2021 occurs in 2023, so the entire grant would have been forfeited upon death or disability.

Payment amounts may be reduced for awards that are subject to performance conditions.

Other than the severance agreements that we have with our NEOs, United has no other employment or severance agreements. Therefore, except as described herein, no severance benefit is payable and there is no continuation of benefit coverage in the event of an NEO’s voluntary or involuntary termination, retirement, disability or death.

Under our agreements, a “change in control” generally means any one of the following events:

•	The acquisition (other than from the Company) during the twelve (12) month period ending on the date of the most recent acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities excluding certain pre-existing owners of and certain entities that would be considered affiliates of the Company.

•	Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation (and provided no person acquires beneficial ownership of the Company’s then outstanding voting securities as described in the previous paragraph above) or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

•	A change in the composition of the Board during any twelve (12) month period such that the individuals who, as of the date of the particular agreement, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition that any individual who becomes a member of the Board subsequent to the date of an agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, shall not be so considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a change in control shall only be deemed to have occurred if the change in control also constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code. The foregoing also is only a summary of the change-in-control provisions of our various agreements, which are filed as exhibits to our Annual Report on Form 10-K. You are encouraged to review those agreements for additional information regarding the severance arrangements applicable to our NEOs.

Compensation Committee Interlocks and Insider Participation

No member who was a member of our Talent and Compensation Committee during all or a portion of 2021: (1) was at any time during 2021 an officer or employee, or was at any time prior to 2021 an officer, of United or any of our subsidiaries or (2) had any relationship requiring disclosure under Transactions with Management and Others. Also, none of our executive officers serves, or in the past fiscal year has served, as a director or compensation committee (or equivalent committee) member of any entity that has an executive officer serving as a United director or Talent and Compensation Committee member.

Compensation Risk Considerations

SEC rules require the Talent and Compensation Committee to annually review our compensation policies and practices to determine if such policies and practices are reasonably likely to have a material adverse impact on us. The Committee also considers whether our employee compensation arrangements encourage excessive or unnecessary risk-taking by our NEOs, senior management and key employees and amends such arrangements, if necessary. As part of its review, the Talent and Compensation Committee considers the various risks to which we are subject including market, liquidity, interest rate, operational, financial, credit, reputational, compliance and strategic risks and how our incentive compensation programs, policies and practices may contribute to risk. The Talent and Compensation Committee also considers our controls and actions taken to mitigate and monitor those risks.

For 2021, following the completion of a detailed analysis, the Talent and Compensation Committee concluded that our compensation policies and practices appropriately balance risk and reward and align employee interests with shareholder interests based on the following observations:

•	Pay for our executive officers is structured to consist of both fixed (annual base salary) and variable (annual nonequity and long-term equity incentives) compensation. The Talent and Compensation Committee believes that the variable elements provide an appropriate percentage of overall compensation to motivate executive officers to focus on our performance while the fixed element serves to provide an appropriate and fair compensation level that does not encourage executive officers to take unnecessary or excessive risks in achievement of goals.

•	Our compensation program balances short-term and long-term performance and does not place inappropriate focus on achieving short-term results in a way that inhibits long-term, sustained performance.

•	All incentive programs covering the NEOs, including the annual nonequity incentive program and the long-term equity incentive program, are reviewed and approved by the Talent and Compensation Committee annually and typically include a threshold and target payment. The maximum payment is set at the target level of performance for the long-term equity incentive awards to ensure that payments do not exceed a certain level thereby maintaining the compensation mix for the NEOs within acceptable ranges and limiting excessive payments under any one element.

•	We have internal controls over the measurement and calculation of performance metrics, which are designed to prevent manipulation of results by any employee including the executive officers.

•	The Talent and Compensation Committee has the discretion to modify any annual nonequity incentive payment, subject to plan parameters, allowing it to consider the circumstances surrounding corporate and/or individual performance and adjust payments accordingly.

•	There are appropriate internal controls and oversight of the approval and processing of payments.

•	Our existing governance and organizational structure incorporates a substantial risk management component with oversight by the Board’s Risk Committee as well as various committees of management.

•	Equity compensation generally currently consists of PRSUs and TRSUs. These grants encourage executive officers to take a long-term perspective on overall corporate performance, which ultimately influences share price appreciation. Equity compensation helps to motivate long-term performance, balancing the cash incentives in place to motivate short-term performance.

•	Incentive compensation arrangements for lenders and other production-based employee groups are designed to support the business development characteristics of these groups. The compensation arrangements for these groups are assessed as part of our risk evaluation process to help determine control structures and plan designs that are consistent with the organizations risk tolerances. These plans generally include downward payout adjustments based on loan quality, claw back features and key customer service criteria.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2021, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Harton), was $49,989; and

•	The annual total compensation of Mr. Harton, our CEO was $3,015,446.

Based on this information, the ratio for 2021 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 60 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	As of December 31, 2021, our employee population consisted of approximately 2,493 individuals (2,492 excluding the CEO), including any full-time, part-time, temporary or seasonal employees employed on that date.

•	To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2021. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2021 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•	We identified a median employee using this compensation measure and methodology, which was consistently applied to all employees included in the calculation.

•	After identifying the median employee, we added together all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $49,989.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the Total column of our 2021 Summary Compensation Table herein.

Security Ownership

The following tables sets forth the amount of our voting common stock and Series I Non-Cumulative Preferred Stock (“Series I Preferred Stock”), if applicable, beneficially owned by the listed persons as of February 28, 2022 unless otherwise noted.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned (#)[1]	Percent of Class
Beneficial Owners of 5% or More of Our Voting Securities
Blackrock, Inc.[2]	13,117,339	14.7%
55 East 52nd Street
New York, NY 10055
The Vanguard Group[3]	10,719,549	12.0%
100 Vanguard Boulevard
Malvern, PA 19355
State Street Corporation[4]	4,646,495	5.2%
1 Lincoln Street
Boston, MA 02111

[1]	For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.
[2]	Based solely on information contained in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 27, 2022 indicating sole voting power relative to 12,878,719 shares of common stock as of December 31, 2021 and sole dispositive power relative to 13,117,339 shares of common stock as of December 31, 2021.
[3]	Based solely on information contained in the Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2022 indicating shared voting power relative to 75,511 shares of common stock, sole dispositive power relative to 10,567,235 shares of common stock and shared dispositive power relative to 152,314 shares of common stock as of December 31, 2021.
[4]	Based solely on information contained in the Schedule 13G/A filed by State Street Corporation with the SEC on February 10, 2022 indicating shared voting power relative to 4,467,060 shares of common stock and shared dispositive power relative to 4,646,495 shares of common stock as of December 31, 2021.

Security Ownership of Management

Name of Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned (#)[1]	Percent of Class[2]	Number of Shares of Series I Preferred Stock (#)[3]	Percent of Class[4]
Directors and Nominees for Director
Jennifer M. Bazante	-	*	-	*
Robert H. Blalock[5]	48,887	*	-	*
James P. Clements	2,272	*	-	*
Kenneth L. Daniels[6]	13,096	*	-	*
Lance F. Drummond	5,521	*	-	*
H. Lynn Harton[7]	218,850	*	-	*
Jennifer K. Mann	5,521	*	-	*
Thomas A. Richlovsky[8]	27,057	*	4	*
David C. Shaver	8,498	*	-	*
Tim R. Wallis[9]	108,475	*	-	*
David H. Wilkins	8,148	*	-	*

Other NEOs
Jefferson L. Harralson	27,006	*	1	*
Richard W. Bradshaw	45,852	*	-	*
Robert A. Edwards	40,217	*	-	*
Melinda Davis Lux	5,082	*	-	*

All Executive Officers & Directors as a Group (16 persons)	575,246	*	5	*

*	Represents less than 1% of the deemed outstanding shares of voting common stock or Series I Preferred Stock as of February 28, 2022.
[1]	Reflects total amount of voting common stock deemed beneficially owned which, in addition to outstanding common stock, includes all shares of common stock deferred in accordance with the United Community Banks, Inc. Deferred Compensation Plan as well as all common stock issuable through the vesting of restricted stock units within 60 days from February 28, 2022. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.
[2]	Percentage is based on the total adjusted amount of voting common stock deemed beneficially owned which, in addition to 106,014,181 shares of outstanding voting common stock, includes all shares of voting common stock deferred by executive officers and directors in accordance with the United Community Banks, Inc. Deferred Compensation Plan as well as all common stock issuable through the vesting of restricted stock units within 60 days from February 28, 2022.
[3]	Reflects total amount of Series I Preferred Stock deemed beneficially owned. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.
[4]	Percentage computations are based upon 4,000 shares of our Series I Preferred Stock, outstanding as of February 28, 2022.
[5]	Includes 2,103 shares owned by Mr. Blalock’s spouse, for which he claims beneficial ownership and 20,176 shares owned by Blalock Insurance Agency, Inc., a company wholly owned by Mr. Blalock.
[6]	Includes 1,500 shares owned by the Kenneth L. Daniels Trust dated December 9, 2016 over which Mr. Daniels is Trustee.
[7]	Includes 109,738 shares owned by The Herbert Lynn Harton Revocable Trust dated March 16, 2015 over which Mr. Harton is Trustee.
[8]	Includes 27,057 shares owned by the Thomas Andrew Richlovsky Trust dated September 24, 1998 over which Mr. Richlovsky is Trustee.
[9]	Includes 91,418 shares owned by Wallis Investment Co., LLC, a company wholly owned by Mr. Wallis.

Audit Committee Report

The Audit Committee of our Board has:

•	Reviewed and discussed with management the Company’s annual audited financial statements for 2021

•	Discussed with PriceWaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board “(PCAOB”) and the SEC

•	Received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communication with the Audit Committee concerning independence

•	Discussed with PwC its independence

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the December 31, 2021, audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that United’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. United’s management and independent auditor have this responsibility.

This report has been furnished by the members of the Audit Committee:

David C. Shaver, Chair
Robert H. Blalock
Kenneth L. Daniels
Thomas A. Richlovsky
Tim R. Wallis

The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other United filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent United specifically incorporates this report by reference therein.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has retained PwC as the Company’s independent registered public accounting firm for 2022. PwC has audited the financial statements of the Company since being appointed in 2012 as the Company’s independent registered public accounting firm for 2013.

We are asking shareholders to ratify the Audit Committee’s appointment of PwC in order to obtain the views of our shareholders. If shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider the appointment but in its discretion may still direct the appointment of PwC. Also, if the appointment of PwC is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interests.

Representatives of PwC have been requested to participate in the 2022 Annual Meeting and will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022 (PROPOSAL 4)

Fees Paid to Auditors

During 2021 and 2020, United was billed the following amounts for services rendered by PwC:

	2021	2020
Audit Fees[1]	$1,458,250	$1,585,000
Audit-Related Fees[2]	275,000	400,000
Tax Fees[3]	-	-
All Other Fees[4]	4,150	2,808
Total	$1,737,400	$1,987,808

[1]	This category includes fees for professional services for the integrated audits of United’s consolidated financial statements including the audits of the effectiveness of our internal control over financial reporting, reviews of the financial statements included in United’s Quarterly Reports on Form 10-Q, statutory audits or financial statement audits of subsidiaries and comfort letters and consents related to registration statements filed with the SEC.
[2]	This category primarily includes fees billed for acquisition-related services that are reasonably related to the performance of the audit of United’s consolidated financial statements and effectiveness of internal control and are not reported within the audit fees category above. In 2021, these services included services related to United’s acquisition of FinTrust, Aquesta and Reliant and the Seaside conversion. In 2020, these services included services related to United’s acquisition of Three Shores Bancorporation, Inc. as well as services related to the adoption of CECL.
[3]	There were no tax services provided by PwC in 2021 or 2020.
[4]	Certain subscription services provided by PwC during 2021 and 2020 were considered to be nonaudit services.

The Audit Committee preapproves all audit and permissible nonaudit services to be provided by the Company’s independent auditors and has established preapproval policies and procedures for such services. Permissible nonaudit services are those allowed under SEC regulations. The Audit Committee may approve certain specific categories of permissible nonaudit services within an aggregated budgeted dollar limit upon the opinion that such services will not impair the independence of the independent auditor. The Audit Committee must approve on a project-by-project basis any permissible nonaudit services that do not fall within a preapproved category, or preapproved permissible nonaudit services that exceed the previously approved fees. The Audit Committee’s Chair (or any Audit Committee member if the Chair is unavailable) may preapprove such services between Audit Committee meetings and must report to the Audit Committee at its next meeting with respect to all services so preapproved. All services provided by PwC during 2021 and 2020 were approved by the Audit Committee and were permissible under applicable laws and regulations and will continue to be preapproved by the Audit Committee.

Solicitation, Meeting And Voting Information

Q:	What is this document?

A:	This document is the Proxy Statement of United Community Banks, Inc. that is being made available to shareholders on the Internet, or sent to shareholders upon request, in connection with our 2022 Annual Meeting to be held on Wednesday, May 18, 2022 at 3:00 P.M. Eastern time exclusively online via the Internet.

Q:	What documents constitute our Proxy Materials?

A:	The Proxy Materials include the Notice of 2022 Annual Meeting of Shareholders, the Proxy Statement, our 2021 Annual Report to Shareholders, our Annual Report on Form 10-K for the year ended December 31, 2021 and the proxy card or voting instruction form.

Q:	What is a proxy, who is asking for it, and who is paying for the cost to solicit it?

A:	A proxy is your legal designation of another person, referred to as a proxy, to vote your stock. The document that designates someone as your proxy is also called a proxy and is also referred to as a proxy card.

Our directors, officers and employees are soliciting your proxy on behalf of our Board. Those persons will not receive additional payment or compensation for doing so except reimbursement for any related out-of-pocket expenses. We will, upon request, reimburse brokers, banks, custodians and similar organizations for their expenses in forwarding our Proxy Materials to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, personal contact, email and other electronic means, advertisements and personal solicitation, or otherwise. The Company will pay the expense of any proxy solicitation. We have not hired a proxy solicitor to assist in the solicitation of proxies.

Q:	Why did I receive a one-page notice in the mail regarding the availability of Proxy Materials instead of a full set of Proxy Materials?

A:	Pursuant to SEC rules, we are using the Internet as the primary means of furnishing our Proxy Materials to shareholders again this year. Accordingly, we are sending a Notice to the Company’s shareholders. If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request printed copies. Instead, the Notice will instruct you as to how you may access and review our Proxy Materials online. All shareholders will have the ability to access our Proxy Materials on the website referred to in the Notice or request a printed set of our complete Proxy Materials. Instructions on how to request a paper or email copy of our Proxy Materials also may be found in the Notice. In addition, shareholders may request to receive our Proxy Materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of our Proxy Materials on the Internet to help reduce the environmental impact of our annual meetings and the cost to the Company associated with the physical printing and mailing of materials. Thank you for your support of our efforts to preserve resources by reducing mail.

Q:	Why am I receiving these Proxy Materials?

A:	You received the Notice or paper copies of the Proxy Materials because you were one of our shareholders on March 21, 2022, the record date for the 2022 Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of United common stock upon certain matters at the 2022 Annual Meeting. We are required by law to convene an annual meeting of our shareholders at which directors are elected. It would be impractical, if not impossible, for our shareholders to meet physically to hold a meeting. Accordingly, proxies are solicited from our shareholders. We began mailing the Notice on or about April 6, 2022.

Q:	What if I have more than one account?

A:	Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts with matching name(s) / registration through our transfer agent, Continental Stock Transfer & Trust. Email cstmail@continentalstock.com or call (800) 509-5586 to confirm if your accounts can be consolidated.

Q:	Who may participate in the 2022 Annual Meeting?

A:	Only shareholders and their proxy holders as of March 21, 2022, the record date for the 2022 Annual Meeting, will be able to participate in the 2022 Annual Meeting. As indicated, our 2022 Annual Meeting will be exclusively online.

Q:	How do I participate in the 2022 Annual Meeting?

A:	To participate in the virtual 2022 Annual Meeting, access www.virtualshareholdermeeting.com/UCBI2022 via the Internet and enter the control number found on your Notice, proxy card or voting instruction form that you receive.

Q:	Who may vote at the 2022 Annual Meeting?

A:	Only shareholders of record at the close of business on March 21, 2022, the record date for the 2022 Annual Meeting, are entitled to notice of and to vote at the 2022 Annual Meeting. As of that date, there were 106,022,633 shares of our common stock, $1.00 par value, issued and outstanding and entitled to be voted at the 2022 Annual Meeting. Each share of our common stock is entitled to one (1) vote on each matter considered at the 2022 Annual Meeting. No other class of United’s securities is currently entitled to vote on any matter at the 2022 Annual Meeting.

Q:	How many votes will constitute a quorum at the 2022 Annual Meeting? Do abstentions and broker nonvotes count for the purposes of determining the presence of a quorum?

A:	Our Amended and Restated Bylaws provide that the presence of the holders of a majority of the issued and outstanding shares of common stock entitled to vote, in person or represented by proxy, will constitute a quorum at the 2022 Annual Meeting. A quorum must exist to conduct any business at the 2022 Annual Meeting. If a quorum is not present at the 2022 Annual Meeting, any officer entitled to preside at or to act as Secretary of the 2022 Annual Meeting will have power to adjourn the 2022 Annual Meeting from time to time until a quorum is present.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker nonvotes are included in the calculation of the number of votes considered to be present at the 2022 Annual Meeting for purposes of determining the presence of a quorum only when there are “routine” matters to be voted upon. Because there is a “routine” matter to be voted upon at the 2022 Annual Meeting, broker nonvotes also will be included for purposes of determining a quorum.

Q:	Will a list of shareholders entitled to vote at the 2022 Annual Meeting be available?

A:	Yes. A list of shareholders entitled to vote at the 2022 Annual Meeting will be available 10 calender days prior to the 2022 Annual Meeting for any purpose germane to the 2022 Annual Meeting at our executive offices and will be accessible there through the date of the 2022 Annual Meeting during ordinary business hours. In addition, the list of shareholders will be available electronically during the 2022 Annual Meeting.

Q:	What am I voting on at the 2022 Annual Meeting?

A:	There are four proposals to be considered and voted on at the 2022 Annual Meeting:

•	Proposal 1 - To elect the eleven director nominees identified in this Proxy Statement to our Board, each to serve a one-year term expiring at the latter of the 2023 Annual Meeting of Shareholders or upon his or her successor being elected and qualified;

•	Proposal 2 - To approve the United Community Banks, Inc. 2022 Omnibus Equity Plan;

•	Proposal 3 - To approve, on an advisory (nonbinding) basis, the compensation paid to our Named Executive Officers (“say-on-pay” proposal); and

•	Proposal 4 - To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

We will also consider other business that properly comes before the 2022 Annual Meeting in accordance with Georgia law and our Bylaws.

Q:	What are my choices when voting on the election of our eleven director nominees identified in this Proxy Statement, and what vote is needed to elect nominees to the Board?

A:	Regarding the vote on the election of our eleven director nominees identified in this Proxy Statement to serve until the 2023 Annual Meeting of Shareholders or until his or her successor is elected and qualified, shareholders may:

•	Vote “FOR ALL” director nominees;

•	Vote “FOR ALL EXCEPT” specific director nominees; or

•	Vote to “WITHHOLD ALL” votes for all director nominees.

Directors are elected by a plurality of the votes cast at the 2022 Annual Meeting by the shares represented in person or by proxy and entitled to vote on the election of directors at the 2022 Annual Meeting provided a quorum is present. Withholding of authority to vote in the election and broker nonvotes will not affect the outcome of the election, provided a quorum is present. As a result, the eleven nominees receiving the highest number of “FOR” votes will be elected as directors.

Our Board, however, has a majority vote policy, which provides that nominees for director who are elected but receive less than a majority of the votes cast for the election of directors may be asked to resign. The Board could waive this majority vote requirement in situations such as when a general campaign against the election of a class of directors of public companies resulted in a United nominee being elected with less than a majority vote without consideration of the particular facts and circumstances applicable to the individual United nominee. The Board would not waive the majority vote policy; however, if the votes cast resulted from a campaign directed specifically against the election of an individual United nominee, even in circumstances in which a majority of the Board disagrees with those voting against that director’s election.

Q:	What are my choices when voting on the approval of the United Community Banks, Inc. 2022 Omnibus Equity Plan, and what vote is needed to approve the 2022 Omnibus Equity Plan?

A:	Regarding the 2022 Omnibus Equity Plan, shareholders may:

•	Vote “FOR” the 2022 Omnibus Equity Plan;

•	Vote “AGAINST” the 2022 Omnibus Equity Plan; or

•	“ABSTAIN” from voting on the 2022 Omnibus Equity Plan.

If a quorum exists at the 2022 Annual Meeting, the affirmative vote of a majority of the votes cast with respect to the 2022 Omnibus Equity Plan at the 2022 Annual Meeting is required to approve the 2022 Omnibus Equity Plan.

Q:	What are my choices when voting on the advisory (nonbinding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay” proposal), and what vote is needed to approve the advisory “say-on-pay” proposal?

A:	Regarding the advisory (nonbinding) proposal on the compensation paid to our Named Executive Officers, shareholders may:

•	Vote “FOR” the advisory “say-on-pay” proposal;

•	Vote “AGAINST” the advisory “say-on-pay” proposal; or

•	“ABSTAIN” from voting on the advisory “say-on-pay” proposal.

If a quorum exists at the 2022 Annual Meeting, approval of the “say-on-pay” proposal requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. As an advisory vote, this proposal is not binding upon us. However, our Talent and Compensation Committee is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders and will consider the outcome of the vote when making future compensation decisions.

Q:	What are my choices when voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and what vote is needed to ratify their appointment?

A:	Regarding the vote on the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for 2022, shareholders may:

•	Vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	Vote “AGAINST” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; or

•	“ABSTAIN” from voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

If a quorum exists at the 2022 Annual Meeting, the approval of the proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2022 requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal.

Q:	How does the Company’s Board recommend that I vote?

A:	Our Board unanimously recommends that you vote:

•	“FOR ALL” eleven nominees to our Board identified in this Proxy Statement;

•	“FOR” the 2022 Omnibus Equity Plan;

•	“FOR” the advisory (nonbinding) proposal regarding the compensation paid to our Named Executive Officers (“say-on-pay” proposal); and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for 2022.

Q:	How do I cast my vote?

A:	It is important that your shares be represented at the 2022 Annual Meeting. We urge you to please vote your proxy in advance of the 2022 Annual Meeting so that we can be assured of having a quorum present at the 2022 Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to participate in the 2022 Annual Meeting.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered a shareholder of record with respect to those shares (“record holder”). If you are a record holder, the Notice is being sent to you directly by Broadridge Investor Communication Solutions, Inc. (“Broadridge”). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to participate in the 2022 Annual Meeting via the Internet, please vote by:

•	Internet: Access www.proxyvote.com (you will need the control number from your Notice); or

•	Telephone: Call the toll-free number specified after accessing the Proxy Materials on www.proxyvote.com or on the proxy card that you receive if you requested printed copies of the Proxy Materials; or

•	Mail: Request paper copies of the Proxy Materials which will include a proxy card that includes instructions for voting by mail.

You may also vote during the 2022 Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the 2022 Annual Meeting. However, even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by Internet, telephone or mail in advance of the 2022 Annual Meeting to ensure that your shares will be represented.

If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program that offers various voting options.

Q:	If I vote prior to the 2022 Annual Meeting, can I still participate in the 2022 Annual Meeting and vote at the 2022 Annual Meeting if I so choose?

A:	Yes. If you are a shareholder of record, voting in advance of the 2022 Annual Meeting will not limit your right to vote at the virtual 2022 Annual Meeting if you so choose.

As indicated, we are hosting the 2022 Annual Meeting exclusively online. There will be no physical location at which shareholders may attend the 2022 Annual Meeting, but shareholders may attend and participate in the 2022 Annual Meeting electronically. Shareholders eligible to participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the 2022 Annual Meeting, during the times that the voting polls are open, if they so choose.

Q:	May I revoke my proxy after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before the voting polls close by submitting a subsequent proxy with a later date by Internet, telephone or mail or by sending our Corporate Secretary a written revocation. Any previously submitted proxy also will be considered revoked if you participate in the virtual 2022 Annual Meeting and vote via the virtual portal (see If I vote prior to the 2022 Annual Meeting, can I still participate in the 2022 Annual Meeting and vote at the 2022 Annual Meeting if I so choose?).

If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee in order to change your vote or obtain a proxy to vote your shares if you wish to cast your vote during the virtual 2022 Annual Meeting.

Q:	Is cumulative voting allowed? Do I have dissenters’ or appraisal rights?

A:	No. Cumulative voting rights are not authorized, and dissenters’ rights and rights of appraisal are not applicable to any of the matters being voted upon at the 2022 Annual Meeting.

Q:	What are broker votes and broker nonvotes? How are they treated?

A:	On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a “routine” matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the 2022 Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the “routine” matter. For purposes of the 2022 Annual Meeting, Proposal 5 (the ratification of the appointment of PwC as our independent registered public accounting firm for 2022) is considered a “routine” matter.

Under applicable stock exchange rules, Proposal 1 (the election of directors), Proposal 2 (approval of the 2022 Omnibus Equity Plan) and Proposal 3 (the approval of the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (“say-on-pay” proposal)) are considered “nonroutine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions (referred to as a “broker nonvote”). Therefore, for purposes of the 2022 Annual Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on any of Proposal 1, Proposal 2 or Proposal 3 without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as broker nonvotes. Broker nonvotes are only counted for establishing a quorum but will not be counted as votes cast either in favor of or against a particular proposal. If a quorum is present, broker nonvotes will have no effect on the outcome of Proposal 1, Proposal 2 or Proposal 3.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the 2022 Annual Meeting on all matters being considered.

Q:	What if I “ABSTAIN” from voting? How are abstentions treated?

A:	You have the option to “ABSTAIN” from voting with respect to Proposal 2 (approval of the 2022 Omnibus Equity Plan), Proposal 3 (the approval of the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (“say-on-pay” proposal)) and Proposal 4 (the ratification of the appointment of PwC as our independent registered public accounting firm for 2022). Abstentions are treated as shares that that are present and entitled to vote for purposes of establishing a quorum but will not be counted as votes cast either in favor of or against a particular proposal. If a quorum is present, abstentions will have no effect on the outcome of Proposal 2, Proposal 3 or Proposal 4.

Q:	How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or if I complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:	Our Board has named H. Lynn Harton, Chairman, President and Chief Executive Officer, and Thomas A. Richlovsky, Lead Director, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the 2022 Annual Meeting as you direct.

If you sign and return your proxy card but give no direction or complete the telephone or Internet voting procedures but do not specify how you want to vote your shares, the shares will be voted in the following manner:

•	“FOR ALL” director nominees (Proposal 1);

•	“FOR” the 2022 Omnibus Equity Plan (Proposal 2);

•	“FOR” the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (“say-on-pay” proposal) (Proposal 3); and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for 2022 (Proposal 4).

Q:	Who will count the votes?

A:	A representative of Broadridge will be appointed as an inspector of elections for the 2022 Annual Meeting. That person will tabulate votes cast by proxy or during the 2022 Annual Meeting as well as determine whether a quorum is present.

Q:	Where can I find voting results of the 2022 Annual Meeting?

A:	We will announce preliminary voting results at the 2022 Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days following the 2022 Annual Meeting (a copy of which will be available on our website, www.ucbi.com, under Investor Relations > Financials & Filings > SEC Filings). If our final voting results are not available within four business days following the 2022 Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	Does the Board know of any other matters that might arise at the 2022 Annual Meeting?

A:	The Board knows of no matters to be presented at the 2022 Annual Meeting other than those set forth in these Proxy Materials. However, if any other matters do come before the 2022 Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority of votes cast by shares represented in person or by proxy and entitled to vote at such 2022 Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Amended and Restated Articles of Incorporation, Bylaws or applicable law.

Q:	May I propose actions for consideration at the 2022 Annual Meeting or nominate individuals to serve as directors?

A:	Yes. To propose actions for consideration at the 2022 Annual Meeting you must give timely notice of the business in writing to the Corporate Secretary of the Company. To be timely, your notice must be delivered or mailed to and received at the executive offices of the Company on or before the later to occur of 14 days prior to the 2022 Annual Meeting or 5 days after this notice is provided to you. Your notice to the Corporate Secretary must set forth:

•	A brief description of each matter of business that you propose to bring before the 2022 Annual Meeting and the reasons for conducting that business at the meeting;

•	The name, as it appears on the Company’s books, and your address;

•	The series or class and number of shares of our stock that are beneficially owned by you; and

•	Any material interest that you have in the proposed business.

The chair of the 2022 Annual Meeting shall have the discretion to declare that any business proposed by a shareholder to be considered at the 2022 Annual Meeting is out of order and that such business shall not be transacted at the meeting if:

•	The chair concludes that the matter has been proposed in a manner inconsistent with the applicable section of the Bylaws; or

•	The chair concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the 2022 Annual Meeting.

This process is not available for the nomination of persons to serve as directors. To have submitted a nominee for consideration at the 2022 Annual Meeting, your notice (and information required) was required to have been received no less than one hundred twenty (120) days before the anniversary date of the Company’s proxy statement released to shareholders in connection with 2021 Annual Meeting (November 30, 2021).

Q:	May I ask questions to be addressed at the 2022 Annual Meeting?

A:	Yes. You may submit a question to be addressed during the virtual 2022 Annual Meeting in either of the following two ways:

1.	If you want to ask a question before the 2022 Annual Meeting, beginning at 9 A.M. Eastern Time, on April 6, 2022 and until 11:59 P.M. Eastern Time, on May 17, 2022, you may log into www.proxyvote.com and enter your 16-digit control number. Once you gain entry into the website, enter your question in the “Question for Management” field; or

2.	Alternatively, you will be able to submit questions during the 2022 Annual Meeting at www.virtualshareholdermeeting.com/UCBI2022 in the “Ask a Question” field. Only questions pertinent to matters relative to the 2022 Annual Meeting will be answered, subject to time constraints.

Q:	Whom should I contact with questions about the 2022 Annual Meeting?

A:	If you have any questions about this Proxy Statement or the 2022 Annual Meeting, please contact Melinda Davis Lux, our General Counsel and Corporate Secretary, in writing at United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601 or by telephone at (866) 270-5900. If you need help at the 2022 Annual Meeting because of a disability, please contact us at least one week in advance of the 2022 Annual Meeting at (866) 270-5900.

Q:	May I propose actions for consideration at the 2023 Annual Meeting of Shareholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future shareholder meetings including director nominations. See Proposal 1: Election of Directors: Process for Shareholder to Recommend Individuals for Consideration by the Nominating and Corporate Governance Committee and Shareholder Proposals for 2023 Annual Meeting of Shareholders.

Q:	What information is available on the Internet?

A:	A copy of our Proxy Materials are available for download free of charge at www.proxyvote.com (you will need the control number from your Notice or proxy card to access the Proxy Materials).

Additionally, we use our website, www.ucbi.com, as a channel of distribution for important Company information. We make available free of charge on our website various documents including our SEC filings (Investor Relations > Financials & Filings > SEC Filings), proxy statements (Investor Relations > Financials & Filings) and annual reports (Investor Relations > Financials & Filings), as well as other information.

Information from our website is not incorporated by reference into this Proxy Statement.

Shareholder Proposals for 2023 Annual Meeting of Shareholders

All shareholder proposals and written notices discussed below must be mailed to Corporate Secretary, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601. Shareholder proposals and director nominations that are not included in our Proxy Materials will not be considered at any annual meeting of shareholders unless such proposals have complied with the requirements of our Bylaws.

Shareholder Proposals

Proposals of eligible shareholders that comply with Exchange Act Rule 14a-8 must be received in writing by the Corporate Secretary no later than December 7, 2022, in order to be considered for inclusion in the Company’s Proxy Statement and proxy card relating to the 2023 Annual Meeting of Shareholders.

Other Business at 2023 Annual Meeting of Shareholders

The Company anticipates that its next annual meeting of shareholders will be held in May 2023. If a shareholder desires to submit a proposal for consideration at the 2023 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such a proposal must be given and received by the Company’s Corporate Secretary at its principal executive offices either by personal delivery or by United States mail. To be timely, the notice must be delivered or mailed to and received at the principal executive offices of the Company on or before the later to occur of (i) 14 days prior to the 2023 Annual Meeting of Shareholders or (ii) 5 days after the notice of the 2023 Annual Meeting of Shareholders is provided to the shareholder. Your notice to the Corporate Secretary must set forth:

•	A brief description of each matter of business that you propose to bring before the 2023 Annual Meeting of Shareholders and the reasons for conducting that business at the meeting;

•	The name, as it appears on the Company’s books, and your address;

•	The series or class and number of shares of our stock that are beneficially owned by you; and

•	Any material interest that you have in the proposed business.

The chair of the 2023 Annual Meeting of Shareholders shall have the discretion to declare that any business proposed by a shareholder to be considered at the 2023 Annual Meeting of Shareholders is out of order and that such business shall not be transacted at the meeting if:

•	The chair concludes that the matter has been proposed in a manner inconsistent with the applicable section of the Bylaws; or

•	The chair concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the 2023 Annual Meeting of Shareholders.

By order of the Board of Directors,

Melinda Davis Lux

General Counsel and Corporate Secretary

April 6, 2022

Each shareholder, whether or not he or she expects to participate in the 2022 Annual Meeting, is requested to please vote your proxy either by mail, telephone or over the Internet as promptly as possible. A shareholder may revoke his or her proxy at any time before the voting polls close by submitting a subsequent proxy with a later date by Internet, telephone or mail or by sending our Corporate Secretary a written revocation. Any previously submitted proxy also will be considered revoked if you participate in the virtual 2022 Annual Meeting and vote via the virtual portal.

Appendix 1

United Community Banks, Inc.
2022 Omnibus Equity Plan

United
COMMUNITY BANKS, INC.®

A-i

A-ii

United Community Banks, Inc.

2022 Omnibus Equity Plan

Article 1. Establishment, Purpose, And Duration

1.1	Establishment of the Plan. The Board of Directors of United Community Banks, Inc., a Georgia corporation (hereinafter referred to as the “Company”), adopted the United Community Banks, Inc. 2022 Omnibus Equity Plan (the “Plan”), subject to and contingent upon approval by the Company’s shareholders. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Awards and Stock Appreciation Rights (each as defined below).

1.2	Purpose of the Plan. The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by the officers, employees, directors and/or consultants, who are responsible for its future growth and continued success. The Plan promotes the success and enhances the value of the Company by linking the personal interests of the Participants (as defined below) to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Eligible Individuals (as defined below) upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

1.3	Effective Date; Duration of the Plan. The Plan was approved by the Board on March 17, 2022, subject to and contingent upon approval by the Company’s shareholders. The Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”) and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14, until the tenth (10th) anniversary of the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means a company or other entity controlled by, controlling or under common control with the Company.

(b)	“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Awards or Stock Appreciation Rights.

(c)	“Award Agreement” means a written or electronic document or agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to the Participant under the Plan.

(d)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(e)	“Business Combination” shall have the meaning ascribed to such term in Section 13.1(c).

(f)	“Cause” means, unless otherwise provided in an Award Agreement, (i) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (ii) the conviction of a Participant for the commission of a felony. The existence of “Cause” under either (i) or (ii) shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that applies prior to a Change in Control and is binding as of the date of employment termination, and if such employment agreement defines “Cause,” and/or provides a means of determining whether “Cause” exists, such definition of “Cause” and means of determining its existence shall supersede this provision.

(g)	“Change in Control” shall have the meaning ascribed to such term in Section 13.1.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(i)	“Committee” means the committee appointed to administer the Plan with respect to grants of Awards, as specified in Article 3, and to perform the functions set forth therein.

(j)	“Common Stock” means the common stock of the Company, par value $1.00 per share.

(k)	“Company” shall mean United Community Banks, Inc., a Georgia corporation or any successor thereto as provided in Article 18.

(l)	“Corporate Transaction” shall have the meaning ascribed to such term in Section 4.3(a).

(m)	“Corresponding SAR” means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(n)	“Detrimental Activity” shall have the meaning ascribed to such term in Section 15.2.

(o)	“Director” means any individual who is a non-employee member of the Board of Directors.

(p)	“Disability” shall have the meaning ascribed to such term in the Company’s long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code; provided, however, to the extent necessary to avoid tax penalties under Section 409A, “Disability” means “disability” as defined in Section 409A(a)(2)(C) of the Code.

(q)	“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(r)	“Effective Date” shall have the meaning ascribed to such term in Section 1.3.

(s)	“Eligible Individuals” shall mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(u)	“Fair Market Value” shall be determined as follows:

(i)	If, on the relevant date, the Shares are traded on a national or regional securities exchange or on The NASDAQ Stock Market (“NASDAQ”) and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

(ii)	If, on the relevant date, the Shares are not listed on any securities exchange or traded on NASDAQ, but nevertheless are publicly traded and reported on NASDAQ without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by NASDAQ; but, if there are no bids and asked quotations in the over- the-counter market as reported by NASDAQ on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ on the immediately preceding day such bid and asked prices were quoted; and

(iii)	If, on the relevant date, the Shares are not publicly traded as described in clause (i) or (ii), on the basis of the good faith determination of the Committee.

(v)	“Immediate Family” means the Participant and the Participant’s spouse, children and grandchildren.

(w)	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(x)	“Incumbent Board” shall have the meaning ascribed to such term in Section 13.1(b).

(y)	“Initial Value” means, with respect to a Corresponding SAR, the Option Price per share of the related Option, and with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

(z)	“Insider” shall mean an Eligible Individual who is, on the relevant date, an officer or a director, or a ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, as “officer” and “director” are defined under Section 16 of the Exchange Act.

(aa)	“NASDAQ” shall have the meaning ascribed to such term in clause (i) of Section 2(u).

(bb)	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6, and which is not intended to meet the requirements of Section 422 of the Code.

(cc)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(dd)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(ee)	“Outstanding Company Common Stock” shall have the meaning ascribed to such term in Section 13.1(a).

(ff)	“Outstanding Company Voting Securities” shall have the meaning ascribed to such term in Section 13.1(a).

(gg)	“Participant” means an Eligible Individual to whom an Award has been granted.

(hh)	“Performance Measure” means the performance measures set forth in Section 9.2 which are used for Performance Share Awards.

(ii)	“Performance Share Award” means an Award, which, in accordance with and subject to an Award Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, to receive cash, Shares or a combination thereof.

(jj)	“Person” shall have the meaning ascribed to such term in Section 13.1(a).

(kk)	“Plan” shall have the meaning ascribed to such term in Section 1.1.

(ll)	“Restricted Period” shall have the meaning ascribed to such term in Section 8.2.

(mm)	“Restricted Stock” means an Award of Common Stock granted in accordance with the terms of Article 8 and the other provisions of the Plan, and which is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Award Agreement, they become transferable and free of substantial risk of forfeiture.

(nn)	“Restricted Stock Units” or “RSUs” means a right granted under Article 8 to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

(oo)	“Retirement” means, unless otherwise provided in an Award Agreement, as applied to a Participant, the Participant’s termination of employment at the earlier of when the Participant attains age 65 or when he or she qualifies for early or normal retirement under the Company’s retirement plan or, if no such plan provides for early retirement, when the Participant attains age 55 with 5 years of service.

(pp)	“Returned Shares” shall have the meaning ascribed to such term in Section 4.1(b)(i).

(qq)	“Section 409A” means Section 409A of the Code and the rulings and regulations thereunder, including any transitional rules.

(rr)	“Share” or “Shares” means the shares of Common Stock of the Company (including any new, additional or different stock or securities resulting from the changes described in Section 4.3).

(ss)	“Stock Appreciation Right” or “SAR” means a stock appreciation right that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such specification, the holder shall be entitled to receive in cash, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

(tt)	“Stock Award” means a grant of Shares under Article 8 that is not generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to the Participant.

(uu)	“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

Article 3. Administration

3.1	The Committee. The Plan shall be administered by the Board of Directors or, if the Board elects, by the Talent and Compensation Committee of the Board, or by any other committee or subcommittee appointed by the Board that is granted authority to administer the Plan, which committee shall be composed of not fewer than two directors, and shall be appointed by and serve at discretion of the Board. All reference in the Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been delegated or authorized consistent with the foregoing. The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

3.2	Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to select the Eligible Individuals who shall be granted Awards under the Plan (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including conditions on the exercisability of all or a part of an Option or SAR, restrictions on transferability, vesting provisions on Restricted Stock, Restricted Stock Units, or Performance Share Awards and the duration of the Awards); construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; determine under what circumstances an Award may be settled in cash, Shares or other property or a combination of the foregoing; determine to what extent and under what circumstances Shares or cash payable with respect to an Award shall be deferred; and (subject to the provisions of Article 14) amend the terms and conditions of any outstanding Award to the extent that such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option or SAR may be exercised and establishing different terms and conditions relating to the effect of the termination of employment or other services to the Company. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan. All expenses of administering the Plan shall be borne by the Company.

3.3	Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the shareholders, Eligible Individuals, Participants and their estates and beneficiaries.

3.4	Procedures. The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the applicable securities exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.5	Discretion of Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Company and Participants. Notwithstanding the general rule of this Section 3.5, following a Change in Control, any adverse determination to the Participant by the Committee as to whether “Cause” or “good reason” (or any similar term) exists shall be subject to de novo review. Any determination made by the Committee or pursuant to delegated authority under the provisions of the Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Section 4.3 need not be the same for each Participant.

3.6	Cancellation or Suspension. Subject to Section 3.8, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

3.7	Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Participant’s acceptance of the applicable Award Agreement within the time period specified therein (if any).

3.8	Prohibition on Repricing. Notwithstanding any other provisions of the Plan, except for adjustments pursuant to Section 4.3 or to the extent approved by the Company’s shareholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, the Plan does not permit (a) any decrease in the Option Price or Initial Value of any outstanding Options or SARs, (b) the issuance of any replacement Options or SARs which shall be deemed to occur if a Participant agrees to forfeit an existing Option or SAR in exchange for a new Option or SAR with a lower Option Price or Initial Value, (c) the Company to repurchase underwater or out-of-the-money Options or SARs which shall be deemed to be those Options or SARs with Option Prices or Initial Values in excess of the then current Fair Market Value of the shares of Common Stock underlying the Options or SARs, (d) the issuance of any replacement or substitute Options or SARs or the payment of cash or other Awards in exchange for, or in substitution of, underwater or out-of-the-money Options or SARs, (e) the Company to repurchase any Options or SARs if the Options or SARs have not become exercisable, vested or payable prior to the repurchase, or (f ) any other action that is treated as a repricing under generally accepted accounting principles or applicable NASDAQ listing rules.

Article 4. Shares Subject To The Plan

4.1	Number of Shares.

(a)	Overall Number of Shares Available for Issuance. Subject to adjustment as provided in Section 4.3, the total number of Shares reserved and available for issuance in connection with Awards under the Plan shall be three (3) million Shares. The maximum number of Shares available for grant as ISOs under the Plan shall be exactly the same as the total maximum number of Shares that may be issued pursuant to this Section 4.1. The Shares to be issued pursuant to the Plan may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares.

(b)	Rules for Calculating Shares Issued. The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i)	If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Share (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares being counted for this purpose on a one-for-one basis).

(ii)	Each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award. Performance Shares that may not be settled in Shares (or that may be settled in Shares, but are not) shall not result in a charge against the aggregate number of Shares available for issuance. Each Option or Stock Appreciation Right to be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares that are actually issued upon exercise and settlement of the Option or Stock Appreciation Right. Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

(iii)	Each Restricted Stock Unit that may be settled in Shares and Restricted Stock shall each be counted as one Share subject to an Award. Restricted Stock Units that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance under the Plan.

(iv)	In applying the provisions of this Section 4.1, Shares that are used to exercise an Award (including through a Net Exercise or attestation) or Shares withheld or surrendered for payment of tax withholding obligations shall be counted as issued and reduce the number of Shares available for issuance under the Plan.

(c)	Minimum Vesting Period. Notwithstanding any provision contained in the Plan to the contrary, Awards shall not have a designated vesting period of less than one year, except for (i) Awards granted with respect to a maximum of five percent (5%) of the Shares authorized in the first sentence of Section 4.1(a), (ii) Awards settled in cash and (iii) Awards granted to Directors that have a designated vesting period of less than one year as a result of the vesting occurring based on the period elapsed from the date of the Company’s annual meeting of shareholders in one year to the date of the Company’s next annual meeting of shareholders.

4.2	Individual Award Limits. The following rules shall apply to Awards under the Plan:

(a)	Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant (other than a Director) shall be 200,000 Shares.

(b)	Restricted Stock, Restricted Stock Units and Performance Shares. The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units and Performance Shares that may be granted pursuant to Awards in any one calendar year to any one Participant (other than a Director) shall be 200,000 Shares.

(c)	Director Award Limit. The maximum grant date fair value of Awards covering Shares that may be granted in any one calendar year to any one Director shall be $200,000.

4.3	Adjustments Provisions.

(a)	In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Sections 4.1 and 4.2; (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan: (iii) the number and kind of Shares or other securities subject to outstanding Awards; (iv) the Performance Measures or other financial goals or measured results applicable to grants of certain types of Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4.1(b); and (vi) the Option Price or Initial Value, as applicable, of outstanding Awards.

(b)	In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Sections 4.1 and 4.2; (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan; (iii) the number and kind of Shares or other securities subject to outstanding Awards; (iv) the Performance Measures or other financial goals or measured results applicable to grants of certain types of Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4.1(b); and (vi) the Option Price or Initial Value, as applicable of outstanding Awards.

(c)	In the case of a Corporate Transaction, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Option Price or Initial Value, as applicable, of such Option or Stock Appreciation Right shall be deemed conclusively valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d)	Any adjustments made pursuant to this Section 4.3 to Awards that are considered “nonqualified deferred compensation” subject to Section 409A shall be made in compliance with the requirements of Section 409A. Any adjustments made pursuant to this Section 4.3 to Awards that are not considered “nonqualified deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A in respect of such Awards.

4.4	Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of RSUs or Performance Share Awards, shall only be permissible if sufficient Shares are available under Section 4.1(a) for such reinvestment or payment (taking into account then outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of RSUs equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by this Section 4.4.

Article 5. Eligibility And Participation

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f ) of the Code).

Article 6. Stock Options

6.1	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. An Option may be granted with or without a Corresponding SAR. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants.

6.2	Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. If the Option is granted in connection with a Corresponding SAR, the Award Agreement shall also specify the terms that apply to the exercise of the Option and Corresponding SAR.

6.3	Option Price. The Option Price for each grant of an ISO or a NQSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted. The Committee is authorized to issue Options, whether ISOs or NQSOs, at an Option Price in excess of the Fair Market Value on the date the Option is granted to encourage superior performance.

6.4	Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall not be exercisable later than the fifth (5th) anniversary date of its grant.

6.5	Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of the Participant with the Company or any Subsidiary, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The Award Agreement may provide for the vesting or continued vesting of such Option upon certain terminations of employment of the Participant, including due to death, Disability or Retirement, or the occurrence of a Change in Control. The exercise or partial exercise of either an Option or its Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or Corresponding SAR is exercised.

6.6	Payment. Options shall be exercised by the delivery of a notice of exercise to the Company through such electronic, written or other means as may be specified by the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if provided for by the Committee in the Award Agreement, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months, if required for accounting purposes, and for the period required by law, if any, prior to their tender to satisfy the Option Price), (d) by delivery of a proper notice electing a net exercise, such that the Option Price is satisfied by reducing the Shares deliverable upon exercise by the number of Shares subject to the Option having a Fair Market Value at the time of exercise equal to the Option Price; or (e) by any combination of the foregoing. The Committee also may allow cashless exercises, subject to applicable law, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, at the Company’s election in certificated or by book entry registration, Shares in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on any certificates delivered representing such Shares.

6.7	Limited Transferability. If permitted by the Committee in the Award Agreement, a Participant may transfer an Option granted hereunder, including, but not limited to, transfers to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such ImmediateFamily members are the only partners, if (a) the Participant does not receive any consideration in any form whatsoever for such transfer, (b) such transfer is permitted under applicable tax laws and (c) the Participant is an Insider, such transfer is permitted under Rule 16b 3 of the Exchange Act as in effect from time to time. Any Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Award Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of, or performance by, the transferring Participant. Any Option that is granted pursuant to any Award Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant other than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant’s lifetime only by the Participant.

6.8	Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to an Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option.

Article 7. Stock Appreciation Rights

7.1	Grants of SARs. The Committee shall designate Participants to whom SARs are granted, and will specify the number of Shares subject to each grant. A SAR may be granted with or without a related Option. All SARs granted under the Plan shall be subject to an Award Agreement in accordance with the terms of the Plan. A payment to the Participant upon the exercise of a Corresponding SAR may not be more than the difference between the Fair Market Value of the Shares subject to the Option on the date of grant and the Fair Market Value of the Shares on the date of exercise of the Corresponding SAR. The Award Agreement may provide for the vesting or continued vesting of such Award upon certain terminations of employment of the Participant, including due to death, Disability or Retirement, or the occurrence of a Change in Control.

7.2	Duration of SARs. The duration of a SAR shall be set forth in the Award Agreement as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. A SAR that is granted as a Corresponding SAR shall have the same duration as the Option to which it relates. A SAR shall terminate due to the Participant’s termination of employment on the date specified in the Award Agreement with respect to the SARS.

7.3	Exercise of SAR. A SAR may be exercised in whole at any time or in part from time to time and at such times and in compliance with such requirements as the Committee shall determine as set forth in the Award Agreement. A SAR granted under the Plan may be exercised with respect to any number of whole Shares less than the full number of Shares for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Award Agreement with respect to the remaining Shares subject to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or its Corresponding SAR is exercised.

7.4	Determination of Payment of Cash and/or Shares upon Exercise of SAR. At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional share shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

7.5	Nontransferability. Each SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to any lien, obligation or liability of such Participant. A Corresponding SAR shall be subject to the same restrictions on transfer as the ISO to which it relates. Notwithstanding the foregoing, if the Award Agreement so provides, a Participant may transfer a SAR (other than a Corresponding SAR that relates to an Incentive Stock Option) under the same rules and conditions as are set forth in Section 6.7.

7.6	Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to a SAR until the issuance of Shares (if any) to the Participant pursuant to the exercise of such SAR.

Article 8. Restricted Stock; Stock Awards; Restricted Stock Units

8.1	Grants. The Committee may from time to time in its discretion grant Restricted Stock, Restricted Stock Units, and Stock Awards to Participants and may determine the number of Shares of Restricted Stock, Restricted Stock Units, or Stock Awards to be granted. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Participant for such Shares or Restricted Stock. A grant of Restricted Stock may, in addition to other conditions, require the Participant to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares of Restricted Stock. Each grant of Restricted Stock, Restricted Stock Units or Stock Awards shall be evidenced by an Award Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.

8.2	Restricted Period; Lapse of Restrictions. At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee shall establish a period or periods of time (the “Restricted Period”) applicable to such grant during with the Award shall vest and be subject to forfeiture. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Award, including due to the Participant’s death, Disability or Retirement, or the occurrence of a Change in Control. Any grant of Restricted Stock or RSUs may specify performance objectives that, if achieved, may result in vesting or earlier vesting of all or a portion of the Award. The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Award at any time after the date the grant is made.

8.3	Rights of Holder; Limitations Thereon. Upon a grant of Restricted Stock, the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant’s name and shall be evidenced by an account established in the Participant’s name, a certificate held in custody by the Company or such other method as may be selected by the Committee. Following such action, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to receive dividends, if and when declared by the Board of Directors, and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends, either in cash currently or subject to the vesting applicable to the underlying Restricted Stock or by payment in Restricted Stock (with such Restricted Stock to be subject to the same terms and conditions, including vesting, as the underlying Restricted Stock), as the Committee shall determine and except further that, the following restrictions shall apply:

(a)	the Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

(b)	none of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

(c)	all of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Shares of Restricted Stock shall terminate without further obligation on the part of the Company, unless the Participant has remained an employee of (or Director of or active consultant providing services to) the Company or any of its Subsidiaries, until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Shares of Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant.

8.4	Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered at the Company’s election either by book-entry registration or issuance of one or more stock certificate, free of all such restrictions except any that may be imposed by law or any agreement with the Participant, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 16 below.

8.5	Nonassignability of Restricted Stock. Unless the Committee provides otherwise in the Award Agreement, no grant of, nor any right or interest of a Participant in or to, any Restricted Stock, Restricted Stock Unit or Stock Award, or in any instrument evidencing any grant of Restricted Stock, Restricted Stock Units or Stock Awards under the Plan, may be assigned, encumbered, transferred, pledged or otherwise hypothecated, except in the event of the death of a Participant by will or the laws of descent and distribution.

8.6	Restricted Stock Units (or RSUs). In addition such other terms applicable to Awards of RSUs as described in this Article 8 and elsewhere in the Plan, the Committee shall determine and set forth in an Award Agreement whether the Award will be paid in cash, Shares or a combination of the two, and the time when the Shares or cash in respect of the vested portion of a Restricted Stock Unit will be delivered or paid, as applicable (i.e., at vesting, termination of employment, upon a Change in Control, or another date). A Participant to whom RSUs are awarded has no rights as a shareholder with respect to the Shares represented by the RSUs unless and until the Shares are delivered (whether in certificated or book entry form) to the Participant; provided, however, that RSUs may have dividend equivalent rights, either in cash currently or subject to the vesting applicable to the underlying RSU or by payment in RSUs (with such RSUs to be subject to the same terms and conditions, including vesting, as the underlying RSUs), as the Committee shall determine.

Article 9. Performance Share Awards

9.1	Award. The Committee may designate Participants to whom Performance Share Awards will be granted from time to time for no consideration and specify the number of shares of Common Stock covered by the Award. The Award Agreement may provide for the vesting or continued vesting of such Award upon certain terminations of employment of the Participant, including due to death, Disability or Retirement, or the occurrence of a Change in Control. The Award Agreement will set forth when the Shares or cash in respect of the vested portion of a Performance Share Award will be delivered or paid, as applicable (i.e., at vesting, termination of employment, upon a Change in Control, or another date).

9.2	Earning the Award. A Performance Share Award, or portion thereof, will be earned, and the Participant will be entitled to receive Shares, a cash payment or a combination thereof, only upon the achievement by the Participant, the Company, or a Subsidiary, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies) of such Performance Measures as the Committee, in its discretion, shall prescribe on the date of grant. The Performance Measures for purposes of Awards shall be determined by the Committee and may be one or more of the following measures or such other measures as the Committee may determine:

(a)	net operating income or growth in such net operating income;

(b)	operating earnings per share or growth in such operating earnings per share;

(c)	annual growth in consolidated total revenue, loans or deposits;

(d)	changes or increases in market share;

(e)	earnings before taxes or the growth in such earnings;

(f)	stock price or the growth in such price;

(g)	return on equity, tangible equity, and assets or the growth in such returns;

(h)	total shareholders’ return or the growth in such return;

(i)	contribution to geographic expansion;

(j)	level of expenses or the reduction of expenses,

(k)	overhead ratios or changes in such ratios,

(l)	efficiency ratios or changes in such ratios;

(m)	loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non- performing assets to assets;

(n)	customer satisfaction scores or changes in such scores; and/or

(o)	economic value added or changes in such value added.

The Committee may in determining whether Performance Measures have been met adjust the Company’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of financial results (either on a segment or consolidated basis). In addition, the Committee will adjust its calculations to exclude the effect on financial results in response to changes in applicable laws, regulations, accounting principles, the Code, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions and any other circumstances deemed relevant.

9.3	Payment. In the discretion of the Committee, the amount payable when a Performance Share Award is earned may be settled in cash, by the grant of Shares or a combination of cash and Shares. The aggregate Fair Market Value of the Shares received by the Participant pursuant to a Performance Share Award, together with any cash paid to the Participant, shall be equal to the aggregate Fair Market Value, on the date the Performance Shares are earned, of the number of Shares equal to each Performance Share earned. A fractional Share will not be deliverable when a Performance Share Award is earned, but a cash payment will be made in lieu thereof.

9.4	Shareholder Rights. No Participant shall have, as a result of receiving a Performance Share Award, any rights as a shareholder until and to the extent that the Performance Shares are earned and Shares are transferred to such Participant. If the Award Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of Shares covered by the Award between (a) the date that the Performance Shares are awarded and (b) the date that a transfer of Shares to the Participant, cash settlement, or combination thereof is made pursuant to the Performance Share Award. After a Performance Share Award is earned and paid in Shares, a Participant will have all the rights of a shareholder with respect to the Shares so received.

9.5	Nonassignability of Performance Share Awards. Unless the Committee provides otherwise in the Award Agreement, no grant of, nor any right or interest of a Participant in or to, any Performance Share Award, or in any instrument evidencing any grant of Performance Share Award under the Plan, may be assigned, encumbered, transferred, pledged or otherwise hypothecated, except in the event of the death of a Participant, by will or the laws of descent and distribution.

Article 10. Beneficiary Designation

To the extent applicable, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant, in writing, with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.

Article 11. Deferrals; 409a Compliance

11.1	Deferral. The Committee may permit a Participant to defer to another plan or program such Participant’s receipt of Shares or cash that would otherwise be due to such Participant by virtue of the vesting of Restricted Stock or RSUs, or the earning of a Performance Share Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

11.2	Section 409A.

(a)	General. The Plan and the Awards hereunder are intended to comply with the requirements of Section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A, it is intended that the Plan be administered and interpreted in all respects in accordance with Section 409A. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A shall be paid under the applicable exception. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A. In addition, any provision that is required to appear in the Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.

(b)	Delay of Payments. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A that otherwise would be payable by reason of a Participant’s “separation from service” (within the meaning of Section 409A) during the six-month period immediately following such separation from service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s separation from service or any earlier date permitted by Section 409A. If the Participant dies following the separation from service and prior to the payment of any amounts delayed on account of Section 409A, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death.

Article 12. Rights Of Employees

12.1	Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

12.2	Participation. No Eligible Individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

12.3	Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement or deferred compensation plans (whether qualified or non-qualified) or welfare benefit plans, including severance plans, unless such plan expressly provides that such compensation shall be taken into account in computing such benefits.

Article 13. Change In Control

13.1	Definition. For purposes of this Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(a)	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 13.1(c); or

(b)	A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(c)	The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision of the Plan or any Award Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of the Plan or the applicable Award Agreement.

13.2	Impact of Change in Control on Performance Share Awards. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement, any applicable Performance Measures or other goals or metrics applicable to a Performance Share Award shall be deemed to be achieved at the greater of (a) the applicable target level and (b) the level of achievement as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period).

Article 14. Amendment, Modification And Termination

14.1	Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that, that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A Code, the applicable exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange or as contemplated by Section 3.8.

14.2	Awards Previously Granted. No termination, amendment or modification of the Plan or an Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except to the extent necessary to comply with applicable law, including Section 409A, applicable exchange listing standards or accounting rules.

Article 15. Cancellation And Rescission Of Awards

15.1	Forfeiture; Recoupment. The Committee may provide in the Award Agreement that if, at any time during the period that any Award is or may yet become exercisable in whole or in part, or at any time within six (6) months prior to, or after, the termination of employment with the Company, a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in the Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of the Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may provide that the Participant shall also pay to the Company any gain realized by the Participant from exercising all or any portion of the Awards hereunder during a period beginning six (6) months prior to, or after, the date on which the Participant enters into such activity.

15.2	Detrimental Activity. For purposes hereof, “Detrimental Activity” shall include any of the following: (a) engaging in any commercial activity in competition with any part of the business of the Company; (b) diverting or attempting to divert from the Company business of any kind, including, without limitation, interference with any business relationship with suppliers, customers, licensees, licensors or contractors; (c) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (d) engaging in any other activity that is inimical, contrary or harmful to the interests of the Company, including influencing or advising any person who is employed by or in the service of the Company to leave such employment or service to compete with the Company or to enter into the employment or service of any actual or prospective competitor of the Company, or influencing or advising any competitor of the Company to employ or to otherwise engage the services of any person who is employed by the Company or in the service of the Company, or improperly disclosing or otherwise misusing any confidential information regarding the Company; or (e) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan; provided that the Committee may provide in the Award Agreement that only certain of the restrictions provided above apply for purposes of the Award.

15.3	Non-Exclusive Remedy. This Article 15 shall be a non-exclusive remedy and nothing contained in this Article 15 shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Article 15 or those under applicable law.

15.4	Construction. Should any provision to this Article 15 be held to be invalid or illegal, such illegality shall not invalidate the whole of this Article 15, but, rather, the Plan shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

Article 16. Withholding

16.1	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under the Plan.

16.2	Share Withholding. With respect to withholding required upon the exercise of Options or SARs, or upon any other taxable event arising as a result of Awards granted hereunder, which are to be paid in the form of Shares, Participants may elect, subject to the Committee providing for such right in the Award Agreement, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants. Unless otherwise determined by the Committee, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares by the Company or any of its Affiliates to satisfy tax, Option Price or Initial Value, as applicable, or other withholding obligation in respect of an Award shall be mandatory.

Article 17. Indemnification

Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 18. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. Legal Construction

19.1	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4	Regulatory Approvals and Listing. The Company shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or NASDAQ on which the Company’s Shares may be listed, and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

19.5	Securities Law Compliance. To the extent applicable, with respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.6	Governing Law and Interpretation. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia, without reference to principles of conflicts of law. The captions of the Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,”“includes” or “including” are used in the Plan, they shall be deemed followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

19.7	Unfunded Status of the Plan. It is intended that the Plan constitute an “unfunded” plan. Neither the Company nor the Committee shall have any obligation to segregate assets or establish a trust or other arrangements to meet the obligations created under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligation created by the Plan and the Award Agreement. No such obligation shall be deemed to be secured by any pledge or encumbrance on the property of the Company.

19.8	No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

UNITED COMMUNITY BANKS, INC.
ATTENTION: INVESTOR RELATIONS
P.O. BOX 398
BLAIRSVILLE, GA 30514-0398

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UCBI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D76680-P72476

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED COMMUNITY BANKS, INC.

The Board of Directors recommends you vote FOR each of the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jennifer M. Bazante
02) Robert H. Blalock
03) James P. Clements
04) Kenneth L. Daniels
05) Lance F. Drummond
06) H. Lynn Harton
07) Jennifer K. Mann
08) Thomas A. Richlovsky
09) David C. Shaver
10) Tim R. Wallis
11) David H. Wilkins

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In the discretion of the proxies named on the proxy, such other business as may properly be presented at the 2022 Annual Meeting of Shareholders or any adjournment(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

24

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D76681-P72476

UNITED COMMUNITY BANKS, INC.
Annual Meeting of Shareholders
May 18, 2022 3:00 PM (Eastern)
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of United Community Banks, Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 6, 2022 and hereby appoint(s) H. Lynn Harton and Thomas A. Richlovsky, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of the Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 3:00 PM, Eastern Time on May 18, 2022, virtually at www.virtualshareholdermeeting.com/UCBI2022, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in Proposal 1, FOR Proposals 2 - 4, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side